Filed pursuant to Rule 424 (b)(2)

Registration Statement No. 333-123240

333-123240-01

333-123240-02

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 21, 2005)

$2,000,000,000 Prudential Financial

Retail Medium-Term Notes

Prudential Financial, Inc.

We may offer to sell, from time to time, up to an aggregate principal amount of $2,000,000,000 of our Prudential Financial Retail Medium-Term Notes, which may include Prudential Financial InterNotes®, and which we refer to together as the “Notes”. The specific terms of the Notes will be set prior to the time of sale and described in a pricing supplement. You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest.

We may offer the Notes to or through agents for resale. If we sell all of the Notes to or through agents at a price of 100% of their principal amount, we expect to receive proceeds of between $1,937,000,000 to $1,996,000,000, after paying agent discounts and commissions of between $4,000,000 and $63,000,000 and before deducting expenses. The applicable pricing supplement will specify the purchase price for any particular Notes. We also may offer the Notes directly. We have not set a date for termination of our offering.

The agents have advised us that from time to time they may purchase and sell Notes in the secondary market, but they are not obligated to make a market in the Notes and may suspend or completely stop that activity without any notice at any time. Unless otherwise specified in the applicable pricing supplement, we will not list the Notes on any securities exchange or make them available for quotation on any quotation system.

Investing in the Notes involves certain risks, including those described in the “ Risk Factors” section beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the Notes or passed upon the accuracy or adequacy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of any Note. In addition, we or any of our affiliates may use this prospectus supplement in a remarketing or other resale transaction involving any Note after its initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale or at other prices.

Retail Medium-Term Notes Lead Manager and Lead Agent

Banc of America Securities LLC

Retail Medium-Term Notes Agents

A.G. Edwards & Sons, Inc.	Bear, Stearns & Co. Inc.	Charles Schwab & Co., Inc.	Citigroup
Edward D. Jones & Co., L.P.	Fidelity Capital Markets	Incapital LLC	Merrill Lynch & Co.
Morgan Stanley	Muriel Siebert & Co., Inc.	Ramirez & Co., Inc.	Raymond James
RBC Dain Rauscher Inc.	UBS Financial Services, Inc.	Wachovia Securities

InterNotes® Joint Lead Managers and Lead Agents

Banc of America Securities LLC		Incapital LLC

InterNotes® Agents
A.G. Edwards & Sons, Inc.	Bear, Stearns & Co. Inc.	Charles Schwab & Co., Inc.	Citigroup
Edward D. Jones & Co., L.P.	Fidelity Capital Markets	Merrill Lynch & Co.	Morgan Stanley
Muriel Siebert & Co., Inc.	Ramirez & Co., Inc.	Raymond James	RBC Dain Rauscher Inc.
	UBS Financial Services, Inc.	Wachovia Securities

Prospectus Supplement dated April 29, 2005.

InterNotes® is a registered servicemark of Incapital Holdings LLC

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and the pricing supplement. We and the agents have not authorized anyone else to provide you with different or additional information. We are not making an offer of these Notes in any jurisdiction where or under circumstances in which the offer is not permitted. You should not assume that the information provided by or incorporated by reference in this prospectus supplement, the accompanying prospectus or the pricing supplement is accurate as of any date other than the date of the document containing the information.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

Except as the context otherwise requires or as otherwise specified in this prospectus supplement or the accompanying prospectus, as used in this prospectus supplement, dated April 29, 2005, and the prospectus, dated March 21, 2005, the terms the “Company,” “Prudential Financial, Inc.,” “Prudential,” “we,” “us” and “our” refer to Prudential Financial, Inc. only and not to any of its consolidated subsidiaries. References in this prospectus supplement to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.

We may use this prospectus supplement, together with the accompanying prospectus and a pricing supplement, to offer Notes from time to time. The total initial public offering price of Notes that may be offered by use of this prospectus supplement is $2,000,000,000.

This prospectus supplement sets forth certain terms of the Notes that we may offer. It supplements the description of the Notes contained in the accompanying prospectus, where the Notes are included in the defined term “debt securities.” If information in this prospectus supplement is inconsistent with that in the accompanying prospectus, this prospectus supplement will apply and you should not rely on the information in the prospectus.

Each time we issue Notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the Notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the accompanying prospectus. Information in the pricing supplement will replace any inconsistent information in this prospectus supplement, including any changes in the method of calculating interest on any Note. The pricing supplement will apply in those circumstances and you should not rely on the information in this prospectus supplement or the accompanying prospectus.

When we refer to the prospectus, we mean the prospectus that accompanies this prospectus supplement. When we refer to a pricing supplement, we mean the pricing supplement we file with respect to a particular Note.

You should read and consider all information contained in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement in making your investment decision.

INCORPORATION BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the “SEC”. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is traded on the New York Stock Exchange under the symbol “PRU”. You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to incorporate by reference the information in the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and accompanying prospectus. In addition to the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as listed in the accompanying prospectus, we incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we sell all of the Notes that we are offering for sale under this prospectus supplement and the accompanying prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2004; and

•	Current Report on Form 8-K filed March 30, 2005.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000.

All references to websites in this prospectus supplement, the accompanying prospectus and any applicable pricing supplement are inserted as inactive textual references to the “uniform resource locator”, or “URL”, and are for your informational reference only. Information on those referenced websites is not incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable pricing supplement.

SUMMARY DESCRIPTION OF NOTES

This section summarizes the legal and financial terms of the Prudential Financial Retail Medium-Term Notes and Prudential Financial InterNotes® that are described in more detail in “Description of Retail Medium-Term Notes” and “Description of InterNotes®”. Final terms of any particular Notes will be determined at the time of sale and will be contained in the pricing supplement relating to those Notes. The terms of the Notes appearing in that pricing supplement may vary from, and if they do vary, will supersede, the terms contained in this summary and in “Description of Retail Medium-Term Notes” and “Description of InterNotes®”. In addition, you should read the more detailed information appearing elsewhere in this prospectus supplement, the prospectus and in that pricing supplement.

Issuer	Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102; phone (973) 802-6000

Retail Medium-Term Notes Purchasing Agent	As specified in the applicable pricing supplement.

Retail Medium-Term Notes Lead Manager and Lead Agent	Banc of America Securities LLC

Retail Medium-Term Notes Agents	A.G. Edwards & Sons, Inc, Bear, Stearns & Co. Inc., Charles Schwab & Company, Incorporated, Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial Services, LLC, Incapital LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Muriel Siebert & Co., Samuel A. Ramirez & Co., Inc, Raymond James & Associates, Inc., RBS Dain Rauscher Inc., UBS Financial Services, Inc., and Wachovia Capital Markets, LLC

InterNotes® Purchasing Agent	Incapital LLC. Incapital LLC and the Retail Medium-Term Notes Purchasing Agent are referred to together herein as the “Purchasing Agents.”

InterNotes® Joint Lead Managers and Lead Agents	Banc of America Securities LLC and Incapital LLC

InterNotes® Agents	A.G. Edwards & Sons, Inc, Bear, Stearns & Co. Inc., Charles Schwab & Company, Incorporated, Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial Services, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Muriel Siebert & Co., Samuel A. Ramirez & Co., Inc, Raymond James & Associates, Inc., RBS Dain Rauscher Inc., UBS Financial Services, Inc., and Wachovia Securities, LLC

Titles of Notes	Prudential Financial Retail Medium-Term Notes and Prudential Financial InterNotes®

Amount	We may issue up to $2,000,000,000 of Notes in connection with this program. Additional Notes may be issued in the future without obtaining the consent of or providing notice to Note holders. The Notes will not contain any limitations on our ability to issue additional Retail Medium-Term Notes, InterNotes® or any other indebtedness.

Denominations	The Notes will be issued and sold in denominations of $1,000 and multiples of $1,000, unless otherwise stated in the applicable pricing supplement.

Status	The Notes will be our direct, unsecured, senior obligations and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding. The Notes will be junior to any existing and future indebtedness of any of our subsidiaries unless the terms of that indebtedness provide otherwise.

Maturities	Each Note will mature one year or more from its date of original issuance.

Interest

Except for zero coupon Notes, each Note will bear interest from its date of original issuance at a fixed or floating rate that may be determined by reference to one or more base interest rates or one or more indices, which in turn may be adjusted by a spread and/or a spread multiplier and may be subject to a maximum interest rate and/or a minimum interest rate, in each case as specified in the applicable pricing supplement. The base rates include:

•      the CD rate,

•      the commercial paper rate,

•      the CMT rate,

•      LIBOR,

•      the prime rate,

•      the treasury rate,

•      the eleventh district cost of funds rate,

•      the federal funds rate and

•      any other domestic or foreign interest rate as we may describe in the note and applicable pricing supplement.

Any indexed Notes may bear interest that is determined by reference to one or more commodities, securities, interest rates or any other financial, economic or other measures or instruments or indices or baskets of any of these items as may be described in the Note and applicable pricing supplement.

Interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and on the stated maturity date. Interest also will be paid on the date of redemption or repayment if a Note is redeemed or repurchased prior to its stated maturity in accordance with its terms. We may also issue amortizing Notes from time to time.

Principal	The principal amount of each Note will be payable on its stated maturity date or upon earlier redemption or repayment at the corporate trust office of the paying agent, which is initially the trustee, or at any other place we may designate.

Redemption and Repayment	Unless otherwise stated in the applicable pricing supplement, a Note will not be redeemable at our option or be repayable at the option of the holder prior to its stated maturity date. The Notes will not be subject to any sinking fund.

Survivor’s Option	Some Notes may contain a provision permitting the optional repayment of those Notes prior to stated maturity, if requested by the authorized representative of the beneficial owner of those Notes, following the death of the beneficial owner of the Notes, so long as the Notes were owned by the beneficial owner or his or her estate at least six months prior to the request. This feature is referred to as a “Survivor’s Option.” Your Notes will not be repaid in this manner unless the pricing supplement for your Notes provides for the Survivor’s Option. The right to exercise the Survivor’s Option is subject to limits set by us on (1) the permitted dollar amount of total exercises by all holders of Notes in any calendar year, and (2) the permitted dollar amount of an individual exercise by a holder of a Note in any calendar year. Additional details on the Survivor’s Option are described in the sections entitled “Description of Retail Medium-Term Notes—Survivor’s Option” and “Description of InterNotes®—Survivor’s Option”.

Sale and Clearance	Notes will be issued in book-entry only form and will clear through The Depository Trust Company, unless otherwise specified in the applicable pricing supplement. We do not intend to issue Notes in certificated form except in the limited circumstances described in this prospectus supplement or the applicable pricing supplement.

Trustee and Paying Agent	The trustee for the Notes is Citibank, N.A. under an indenture, dated as of April 25, 2003 between us and JPMorgan Chase Bank N.A. (formerly known as JPMorgan Chase Bank), as amended by a supplemental indenture to designate Citibank, N.A. as trustee for the Notes, dated as of March 25, 2004. The trustee also will act as paying agent.

Selling Group

The Retail Medium-Term Notes and the InterNotes® agents and dealers comprising the selling groups are broker-dealers and securities firms. The agents, including the Purchasing Agents, of each respective selling group have entered into Selling Agent Agreements with us, each dated April 29, 2005, which we refer to together as the “Selling Agent Agreements”. Dealers who are members of the respective selling groups have executed a master selected dealer agreement with their respective Purchasing Agents.

The agents and dealers have agreed to market and sell the Notes in accordance with the terms of those respective agreements and all other applicable laws and regulations. You may contact the Retail Notes Purchasing Agent at the e-mail address specified in the applicable pricing supplement, and the InterNotes® Purchasing Agent at info@incapital.com for a list of the respective selling group members.

RISK FACTORS

You should carefully consider the following discussion of risks, and the other information, provided and incorporated by reference in this prospectus supplement and the accompanying prospectus. The Notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the Notes, about our financial condition, operations and business or about financial matters in general. You should not purchase the Notes unless you understand, and know that you can bear, these risks.

An investment in the Notes involves risks related to the fact that we are a holding company. We summarize these risks under “Description of Debt Securities We May Offer—We Are a Holding Company” in the accompanying prospectus.

The market value of the Notes may be affected by factors in addition to credit ratings.

Any credit ratings that are assigned to the Notes may not reflect the potential impact of all risks on the market value of the Notes.

An investment in indexed Notes entails significant risks not associated with a similar investment in fixed or conventional floating rate debt securities.

An investment in Notes that are indexed, as to interest, to commodities, securities, baskets of securities or securities indices, interest rates, financial, economic or other measures or other indices, either directly or inversely, entails significant risks that are not associated with similar investments in a fixed rate or conventional floating rate debt security.

These risks include the possibility that an index or indices may be subject to significant changes and that the resulting interest rate will be less than that payable on a fixed or conventional floating rate debt security issued by us at the same time. These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

Additionally, if the formula used to determine the amount of interest payable with respect to such Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of certain indices have been highly volatile, and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

The secondary market, if any, for indexed Notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable index or indices, including the complexity and volatility of the index or indices, the method of calculating the interest in respect of indexed Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed Notes.

In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such Notes readily or at prices that will enable them to realize their anticipated yield. You should not purchase such Notes unless you understand and are able to bear the risks that such Notes may not be readily saleable, that the value of such Notes will fluctuate over time and that such fluctuations may be significant.

Finally, our credit ratings may not reflect the potential impact of all risks related to structure and other factors on the market value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the Notes may entail and the suitability of the Notes in light of their particular circumstances.

We may choose to redeem Notes when prevailing interest rates are relatively low.

If your Notes will be redeemable at our option, we may choose to redeem your Notes from time to time, especially when prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. Our redemption right also may adversely impact your ability to sell your Notes as the optional redemption date or period approaches.

Any Survivor’s Option may be limited in amount.

We will have a discretionary right to limit the aggregate principal amount of Notes subject to any Survivor’s Option that may be exercised in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all Notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of Notes subject to the Survivor’s Option that may be exercised in such calendar year on behalf of any individual deceased beneficial owner of Notes. Accordingly, no assurance can be given that exercise of the Survivor’s Option for a desired amount will be permitted in any single calendar year.

The Notes may have limited or no liquidity.

There is currently no secondary market for the Notes, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be assurance that it will continue or that it will be sufficiently liquid to allow you to resell your Notes when you want or at a price that you wish to receive for your Notes.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of Notes primarily for the purpose of purchasing funding agreements from our subsidiary, The Prudential Insurance Company of America, as well as for the purpose of making loans to our affiliates and for other general corporate purposes.

We will receive the net proceeds only from sales of the Notes made in connection with their original issuance. We have not received, and do not expect to receive, any proceeds from resales of the Notes by any of the agents named on the cover of this prospectus supplement or any of our affiliates in remarketing or other resale transactions.

DESCRIPTION OF RETAIL MEDIUM-TERM NOTES

Investors should carefully read the description of the terms and provisions of our debt securities and our senior debt securities indenture under “Description of Debt Securities We May Offer” in the accompanying prospectus. That section, together with this prospectus supplement and the applicable pricing supplement, summarizes all the material terms of our senior debt securities indenture and the Prudential Financial Retail Medium-Term Notes. They do not, however, describe every aspect of our senior debt securities indenture and the Retail Medium-Term Notes. For example, in this section entitled “Description of Retail Medium-Term Notes,” the accompanying prospectus and the applicable pricing supplement, we use terms that have been given special meanings in our senior debt securities indenture, but we describe the meanings of only the more important of those terms. Unless otherwise specified in an applicable pricing supplement, the Retail Medium-Term Notes will have the terms described below. Capitalized terms used but not defined below have the meanings given to them in the prospectus and in the indenture relating to the Notes.

The Retail Medium-Term Notes being offered by this prospectus supplement, the prospectus and the applicable pricing supplement will be issued under an indenture, dated as of April 25, 2003, between us and JPMorgan Chase Bank N.A. (formerly known as JPMorgan Chase Bank), as amended by a supplemental indenture to designate Citibank, N.A. as trustee for the Notes, dated as of March 25, 2004. The indenture is more fully described in the prospectus. The indenture does not limit the aggregate amount of debt securities that may be issued under it and provides that the debt securities may be issued under it from time to time in one or more series. The following statements are summaries of the material provisions of the indenture and the Retail Medium-Term Notes. These summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, including for the definitions of certain terms. The Retail Medium-Term Notes and the InterNotes® together constitute a single series of debt securities for purposes of the indenture and are limited to an aggregate principal amount of up to $2,000,000,000. We may increase the foregoing limit, however, without the consent of any holders of the Notes, by appropriate corporate action if in the future we wish to sell additional Notes.

Retail Medium-Term Notes issued in accordance with this prospectus supplement, the prospectus and the applicable pricing supplement will have the following general characteristics:

•	the notes will be our direct, unsecured, senior obligations and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding;

•	the notes will be junior to any existing and future indebtedness of any of our subsidiaries unless the terms of that indebtedness provide otherwise;

•	the notes may be offered from time to time by us through the Purchasing Agent and each note will mature on a day that is at least one year from its date of original issuance;

•	each note will bear interest from its date of original issuance at a fixed or floating rate;

•	the notes will not be subject to any sinking fund; and

•	the minimum denomination of the notes will be $1,000, unless otherwise stated in the applicable pricing supplement.

In addition, the pricing supplement relating to each offering of Retail Medium-Term Notes will describe specific terms of the notes, including:

•	the Purchasing Agent;

•	whether the note is a fixed rate note, a floating rate note or an indexed note;

•	whether the note is an amortizing note;

•	whether the note is an original issue discount note and the yield to maturity;

•	the price, which may be expressed as a percentage of the aggregate initial public offering price of the notes, at which the notes will be issued to the public;

•	the date on which the notes will be issued to the public;

•	the stated maturity date of the notes;

•	if the note is a fixed rate note, the rate per year at which the notes will bear interest;

•	if the note is a floating rate note, the interest rate basis, the initial interest rate, the interest determination date, the interest reset dates, the interest payment dates, the index maturity, the maximum interest rate and the minimum interest rate, if any, and the spread and/or spread multiplier, if any, and any other terms relating to the particular method of calculating the interest rate for the note; see “—Floating Rate Retail Medium-Term Notes” for an explanation of the terms relating to floating rate notes;

•	if the note is an indexed note, the amount of interest, if any, we will pay the holder on an interest payment date or the formula used to calculate these amounts, if any;

•	the interest payment frequency;

•	the purchase price, Purchasing Agent’s discount and net proceeds to us;

•	whether the authorized representative of the holder of a beneficial interest in the note will have the right to seek repayment upon the death of the holder as described under “—Survivor’s Option;”

•	if the notes may be redeemed at our option or repaid at the option of the holder prior to its stated maturity date, the provisions relating to any such redemption or repayment;

•	any special U.S. federal income tax consequences of the purchase, ownership and disposition of the notes; and

•	any other significant terms of the notes not inconsistent with the provisions of the indenture.

We may at any time purchase Retail Medium-Term Notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Payment of Principal and Interest

Unless otherwise specified in the applicable pricing supplement, payments of principal of and interest on the Retail Medium-Term Notes will be made in accordance with the arrangements then in place between the paying agent and The Depository Trust Company, or the “DTC”, and its participants as described under “Registration and Settlement—The Depository Trust Company.” Payments in respect of any notes in certificated form will be made as described under “Registration and Settlement—Registration, Transfer and Payment of Certificated Notes.”

Interest on each Retail Medium-Term Note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at the note’s stated maturity or on the date of redemption or repayment if a note is redeemed or repaid prior to maturity. Interest is payable to the person in whose name a note is registered at the close of business on the regular record date before each interest payment date. Interest due at a note’s stated maturity or on a date of redemption or repayment will be payable to the person to whom principal is payable.

We will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holders of beneficial interests in the note in respect of which such payments are made.

Interest and Interest Rates

The Retail Medium-Term Notes may bear interest at:

•	a fixed rate; or

•	a floating rate, which may be based on one of the following rates; see “Floating Rate Retail Medium-Term Notes” for further description of each of these floating rates

•	the CD rate,

•	the commercial paper rate,

•	the CMT rate,

•	LIBOR,

•	the prime rate,

•	the treasury rate,

•	the eleventh district cost of funds rate,

•	the federal funds rate or

•	any other domestic or foreign interest rate that we may describe in the note and applicable pricing supplement.

Each Retail Medium-Term Note will accrue interest from its date of original issuance until its stated maturity or earlier redemption or repayment. The applicable pricing supplement will specify a fixed interest rate or a floating rate index or formula. Interest will be payable monthly, quarterly, semi-annually or annually. Interest payments on each note will include the amount of interest accrued from and including the last interest payment date to which interest has been paid, or from and including the date of original issuance if no interest has been paid with respect to the note, to, but excluding, the applicable interest payment date, stated maturity date or date of earlier redemption or repayment, as the case may be.

The interest rate on the Retail Medium-Term Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest that may be charged is 25% per annum on a simple interest basis, but that limit does not apply to floating rate notes in which U.S. $2,500,000 or more has been invested.

Interest on a Retail Medium-Term Note will be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding regular record date.

Payment of Interest

Unless otherwise specified in the applicable pricing supplement, interest on the Retail Medium-Term Notes will be paid as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.

Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the note was issued.

Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the note was issued.

Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note was issued.

The regular record date for any interest payment date will be the first day of the calendar month in which the interest payment date occurs, except that the regular record date for interest due on the note’s stated maturity date or date of earlier redemption or repayment will be that particular date. If any interest payment date other than the maturity date for any floating rate note falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day, except that, in the case of a LIBOR note or a floating rate note for which LIBOR is an applicable base rate, if that business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of any floating rate note falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date that payment was due, and no interest will accrue for the period from that maturity date to the date of payment.

As used herein, “business day” means any day that is (a) neither a Saturday or Sunday, nor a legal holiday nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close and, (b) with respect to any floating rate note for which LIBOR is an applicable Base Rate, a London Business Day. “London Business Day” means a day on which commercial banks are open for business, including for dealings in U.S. dollars, in London.

Fixed Rate Retail Medium-Term Notes

Each fixed rate Retail Medium-Term Note, other than zero-coupon notes, will bear interest from its date of original issuance, or from the last interest payment date to which interest has been paid or duly provided for, at the annual fixed interest rate stated in the applicable pricing supplement.

Unless the applicable pricing supplement specifies otherwise, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed calculated on the basis of a 30-day month.

If the stated maturity date, date of earlier redemption or repayment or interest payment date for any fixed rate note is not a business day, principal and interest for that note will be paid on the next succeeding business day, and no interest will accrue on the amount payable from, and after, the stated maturity date, date of earlier redemption or repayment or interest payment date.

Floating Rate Retail Medium-Term Notes

Interest on floating rate Retail Medium-Term Notes will be determined by reference to one or more base rates specified in the applicable note and related pricing supplement, which will include:

•	the CD rate,

•	the commercial paper rate,

•	the CMT rate,

•	LIBOR,

•	the prime rate,

•	the treasury rate,

•	the eleventh district cost of funds rate,

•	the federal funds rate or

•	any other domestic or foreign interest rate that we may describe in the note and applicable pricing supplement.

The related base rate will be based upon the index maturity, as defined below under “—General Features,” if applicable, and adjusted by a spread and/or spread multiplier, if any, as specified in the applicable pricing supplement. In addition, a floating rate note may bear interest that is calculated by reference to two or more base rates determined in the same manner as the base rates are determined for the types of floating rate notes described above. Each floating rate note will specify the base rate or rates applicable to it.

General Features

Base Rates, Spreads and Spread Multipliers. The interest rate on each floating rate Retail Medium-Term Note will be calculated by reference to one or more specified base rates, in either case plus or minus any applicable spread, and/or multiplied by any applicable spread multiplier. The “index maturity” is the period to maturity of the instrument or obligation from which the base rate or rates are calculated, if applicable, as specified in the applicable pricing supplement. The “spread” is the number of basis points to be added to or subtracted from the base rate or rates applicable to a floating rate note, and the “spread multiplier” is the percentage of the base rate or rates applicable to a floating rate note by which the base rate or rates are multiplied to determine the applicable interest rates on the floating rate note, as specified in the applicable pricing supplement. Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement.

Reset of Rates. The interest rate on each floating rate Retail Medium-Term Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise. Each such “interest reset period” will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the dates on which such an interest rate will be reset will be, in the case of floating rate notes which reset

•	daily, each business day;

•	weekly, the Wednesday of each week, except weekly reset treasury rate notes, which will be reset on the Tuesday of each week, except as provided below;

•	monthly, the third Wednesday of each month, with the exception of eleventh district cost of funds rate notes, which will be reset on the first calendar day of the month;

•	quarterly, the third Wednesday of March, June, September and December of each year;

•	semi-annually, the third Wednesday of the two months of each year as specified in the applicable pricing supplement; and

•	annually, the third Wednesday of the month of each year as specified in the applicable pricing supplement.

If any interest reset date for any floating rate note is not a business day, it will be postponed to the next succeeding business day, except that, in the case of a LIBOR note, or a floating rate note for which LIBOR is an applicable base rate, if that business day is in the next succeeding calendar month, that interest reset date will be the immediately preceding business day.

Maximum and Minimum Rates. A floating rate Retail Medium-Term Note may also have either or both of the following:

•	a maximum limit, or ceiling, called the “maximum interest rate,” on the rate at which interest may accrue during any interest period with respect to that floating rate note from time to time and

•	a minimum limit, or floor, called the “minimum interest rate,” on the rate at which interest may accrue during any interest period with respect to that floating rate note from time to time. In addition to any maximum interest rate which may apply to any floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by federal law of general applicability. Under current New York law, the maximum rate of interest that may be charged is 25% per annum on a simple interest basis, but that limit does not apply to floating rate notes in which $2,500,000 or more has been invested.

Determination of Reset Interest Rates. The interest rate applicable to each interest reset period commencing on the respective interest reset date will be the rate determined as of the applicable interest determination date defined below, on or prior to the calculation date, as defined below under “—Calculation Agent.”

Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date for

•	CD rate notes, commercial paper rate notes, CMT rate notes, prime rate notes and federal funds rate notes will be the second business day before the interest reset date;

•	eleventh district cost of funds rate notes will be the last working day of the month before each interest reset date on which the Federal Home Loan Bank of San Francisco, or the “FHLB of San Francisco,” publishes the Index, as defined below under “—Eleventh District Cost of Funds Rate”;

•	LIBOR notes will be the second London banking day before the interest reset date; and

•	treasury rate notes will be the day of the week in which that interest reset date falls on which treasury bills, as defined below under “—Treasury Rate”, are normally auctioned; treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, but is sometimes held on the preceding Friday.

If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the business day immediately succeeding the auction. The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

Accrued Interest. With respect to a floating rate note, accrued interest for any interest period will be calculated by multiplying the principal amount of such floating rate note by an accrued interest factor. That accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable interest period. The interest factor for each day will be computed by dividing the interest rate applicable to that day by 360, or, in the case of CMT rate notes, treasury rate notes or a floating rate note for which the CMT rate or the treasury rate is an applicable base rate, by the actual number of days in the year.

Calculation Agent. Unless otherwise specified in the applicable pricing supplement, we will be the calculation agent and will calculate the interest rate applicable to a floating rate note on or before any calculation date. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate as determined for the then most recent interest reset date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the “calculation date” pertaining to any interest determination date will be the earlier of

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day, or

•	the business day immediately preceding the applicable interest payment date or maturity date, as the case may be.

All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, e.g., 9.876545%, or 0.09876545, will be rounded upward to 9.87655%, or 0.0987655, and all dollar amounts used in or resulting from that calculation on floating rate notes will be rounded to the nearest cent, with one-half cent being rounded upward.

As mentioned above, the initial interest rate in effect with respect to a floating rate note from and including the original issue date to but excluding the first interest reset date will be specified in the applicable note and related pricing supplement. The interest rate for each subsequent interest reset date will be determined by the calculation agent as set forth below, plus or minus any spread and/or multiplied by any spread multiplier, and subject to any maximum interest rate and/or minimum interest rate, as specified in the applicable note and related pricing supplement.

CD Rate

Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to a CD rate note or any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a “CD rate interest determination date,” the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading “CDs (Secondary Market).” If the CD rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market).”

•	If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of U.S. money center banks of the highest credit standing, in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•	If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

“H.15(519)” means the weekly statistical publication designated “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Commercial Paper Rate

Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to a commercial paper rate note or any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial.” If the commercial paper rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial.”

•	If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of United States dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•	If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield	=	360 x D	x 100
360 – (D x M)

where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

CMT Rate

Unless otherwise specified in the applicable pricing supplement, “CMT rate” means for any interest determination date relating to a CMT rate note or any floating rate note for which the CMT rate is an applicable base rate, to which we refer as a “CMT rate interest determination date,” the following rate displayed on the designated CMT Telerate page, as defined below, under the caption “…Treasury Constant Maturities…Federal Reserve Board Release H.15…Mondays approximately 3:45 p.m.,” under the column for the designated CMT maturity index:

•	if the designated CMT Telerate page is 7051, the rate for the relevant interest determination date; or

•	if the designated CMT Telerate page is 7052, the weekly or monthly average, as specified in the applicable pricing supplement, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT rate interest determination date falls.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

•	If the applicable rate described above is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for that CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index as published in H.15(519).

•	If the rate described in the prior paragraph is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for that CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index, or other treasury rate for the designated CMT maturity index, for the CMT rate interest determination date with respect to that interest reset date that:

•	is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury; and

•	determined by the calculation agent to be comparable to the rate formerly displayed on the designated CMT Telerate page and published in H.15(519).

•	If the rate described in the prior paragraph is not provided by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for the CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York, which may include one or more of the agents or their affiliates, which we refer to as “reference dealers,” selected by the calculation agent, from five such reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, to which we refer as “treasury notes,” with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year.

•	If the calculation agent is unable to obtain three treasury note quotations as described above, the CMT rate for that CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date of three reference dealers in The City of New York, from five such reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining term to maturity closest to the designated CMT maturity index and in an amount of at least $100 million.

•	If three or four, and not five, of such reference dealers are quoting as set forth above, then the CMT rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor lowest of such quotes will be eliminated. However, if fewer than three reference dealers selected by the calculation agent are quoting as set forth above, the CMT rate with respect to that CMT rate interest determination date will be the CMT rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate. If two treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the designated CMT maturity index, then the quotes for the treasury note with the shorter remaining term to maturity will be used.

“Designated CMT maturity index” means the original period to maturity of the U.S. treasury securities (1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT rate will be calculated or, if no such maturity is specified in the applicable pricing supplement, two years.

“Designated CMT Telerate page” means the display on MoneyLine Telerate, Inc., or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying treasury constant maturities as reported in H.15(519), or, if no such page is specified in the applicable pricing supplement, MoneyLine Telerate page 7052.

LIBOR

Unless otherwise specified in the applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:

•	For an interest determination date relating to a LIBOR note or any floating rate note for which LIBOR is an applicable base rate, to which we refer as a “LIBOR interest determination date,” LIBOR will be either:

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates in U.S. dollars, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used for deposits in U.S. dollars having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date,

or

•	if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in U.S. dollars having the index maturity specified in the applicable pricing supplement commencing on that interest reset date, that appears on the Designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of that LIBOR interest determination date will be determined as if the parties had specified the rate described in clause (b) below.

•	For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clause (a) above, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in U.S. dollars for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

•	If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in The City of New York, after consultation with us, for loans in U.S. dollars to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

•	If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated LIBOR page” means

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for U.S. dollars; or

•	if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on MoneyLine Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

Prime Rate

Unless otherwise specified in the applicable pricing supplement, “prime rate” means, with respect to any interest determination date relating to a prime rate note or any floating rate note for which the prime rate is an applicable base rate, to which we refer as a “prime rate interest determination date,” the rate set forth on such date in H.15(519) under the caption “Bank Prime Loan.” If the prime rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above is not published by 3:00 p.m., New York City time, on the related calculation date, then the rate on such prime rate interest determination date as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Bank Prime Loan” will be the prime rate.

•	If the rate described above is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 page, as defined below, as that bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on that prime rate interest determination date.

•	If fewer than four of these rates appear on the Reuters Screen US PRIME 1 page for that prime rate interest determination date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that prime rate interest determination date by three major banks in New York City, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company.

•	If the banks selected by the calculation agent are not quoting as set forth above, the prime rate with respect to that prime rate interest determination date will remain the prime rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Reuters Screen US PRIME 1 page” means the display on the Reuters Monitor Money Rates Service, or any successor service, on the “US PRIME 1” page, or such other page as may replace the US PRIME 1 page on that service, for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate

Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to a treasury rate note or any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on MoneyLine Telerate, Inc. or any successor service, on page 56, or any other page as may replace that page on that service, to which we refer as “Telerate page 56,” or page 57, or any other page as may replace that page on that service, or “Telerate page 57.” If the treasury rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” will be the treasury rate.

•	If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the United States Department of the Treasury.

•	If the auction rate described in the prior paragraph is not so announced by the United States Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•	If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield	=	D x N	x 100
360 – (D x M)

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.

Eleventh District Cost of Funds Rate

Unless otherwise specified in the applicable pricing supplement, “eleventh district cost of funds rate” means, with respect to any interest determination date relating to an eleventh district cost of funds rate note or any floating rate note for which the eleventh district cost of funds rate is an applicable base rate, to which we refer as an “eleventh district cost of funds rate interest determination date,” the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which that eleventh district cost of funds rate interest determination date falls as set forth under the caption “11th District” on the display on MoneyLine Telerate, Inc., or any successor service, on page 7058, or any other page as may replace that page on that service, as of 11:00 a.m., San Francisco time, on that eleventh district cost of funds rate interest determination date. If the eleventh district cost of funds rate cannot be determined in this manner, the following procedures will apply:

•	If that rate does not appear on Telerate page 7058 on that eleventh district cost of funds rate interest determination date, then the eleventh district cost of funds rate for that eleventh district cost of funds rate interest determination date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced, to which we refer as the “index,” by the FHLB of San Francisco as that cost of funds for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date.

•	If the FHLB of San Francisco fails to announce the index on or prior to that eleventh district cost of funds rate interest determination date for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date, the eleventh district cost of funds rate with respect to that eleventh district cost of funds rate interest determination date will be the eleventh district cost of funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Federal Funds Rate

Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to a federal funds rate note or any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate on that date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as that rate is displayed on MoneyLine Telerate, Inc., or any successor service, on page 120, or any other page as may replace that page on that service, to which we refer as “Telerate page 120.” If the federal funds rate cannot be determined in this manner, the following procedures will apply:

•	If the rate described above does not appear on Telerate page 120 by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective).”

•	If the rate described above does not appear on Telerate page 120 or is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

•	If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed Retail Medium-Term Notes

We may issue indexed Retail Medium-Term Notes that will provide that the amount of interest payable on an interest payment date will be determined by reference to:

•	one or more securities;

•	one or more commodities;

•	any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstances; and/or

•	indices or baskets of any of these items.

The applicable pricing supplement will include information about the relevant index or indices and how amounts that are to become payable will be determined by reference to that index or those indices. See also “Risk Factors—An investment in indexed notes entails significant risks not associated with a similar investment in fixed or conventional floating rate debt securities.”

Original Issue Discount Retail Medium-Term Notes

We may issue the Retail Medium-Term Notes as “original issue discount notes.” An original issue discount note is a note, including any note that does not provide for the payment of interest prior to its maturity date, that is issued at a price lower than its principal amount and that provides that upon redemption, repayment or acceleration of its stated maturity an amount less than its principal amount will be payable. If an original issue discount note is redeemed, repaid or accelerated prior to its stated maturity, the amount payable to the holder of such a note will be determined in accordance with the terms of the note, but will be an amount less than the amount payable at the stated maturity of such a note. Original issue discount notes and other notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations” below.

Amortizing Retail Medium-Term Notes

We may from time to time offer Retail Medium-Term Notes on which we pay principal and interest in installments over the life of the notes. Interest on amortizing notes will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed calculated on the basis of a 30-day month. Unless otherwise specified in the applicable pricing supplement, payments with respect to the amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide a table with repayment information with respect to each amortizing note to its original purchaser and we will make this information available, upon request, to subsequent noteholders.

Redemption and Repayment

Unless we otherwise provide in the applicable pricing supplement, a Retail Medium-Term Note will not be redeemable or repayable prior to its stated maturity date.

If the applicable pricing supplement states that the note will be redeemable at our option prior to its stated maturity date, then on such date or dates specified in the pricing supplement, we may redeem that note at our option either in whole or from time to time in part, upon not less than 30 days’ written notice to the holder of that note.

If the pricing supplement states that your note will be repayable at your option prior to its stated maturity date, we will require receipt of notice of the request for repayment at least 30 but not more than 60 days prior to the date or dates specified in the pricing supplement. We also must receive the completed form entitled “Option to Elect Repayment.” Exercise of the repayment option by the holder of a note is irrevocable.

Since the notes will be represented by a single master global note in fully registered form, DTC or its nominee will be treated as the holder of the notes; therefore, other than the trustee under the indenture, DTC or its nominee will be the only entity that receives notices of redemption of notes from us and will be the only entity that can exercise the right to have the notes repaid, in the case of optional repayment. See “Registration and Settlement.”

To ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a note, the beneficial owner of the interest in that note must instruct the broker or other direct or indirect participant through which it holds the beneficial interest to notify DTC or its nominee of its desire to exercise a right of repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note to determine the cut-off time by which the instruction must be given for timely notice to be delivered to DTC or its nominee. Conveyance of notices and other communications by DTC or its nominee to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

The redemption or repayment of a note normally will occur on the interest payment date or dates following receipt of a valid notice. Unless otherwise specified in the pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the note plus unpaid interest accrued to the date or dates of redemption or repayment.

We may at any time purchase notes at any price or prices in the open market or otherwise. We may also purchase notes otherwise tendered for repayment by a holder or tendered by a holder’s duly authorized representative through exercise of the Survivor’s Option described below. If we purchase the notes in this manner, we have the discretion to hold, resell or surrender the notes to the trustee for cancellation.

Survivor’s Option

The “Survivor’s Option” is a provision in a Retail Medium-Term Note pursuant to which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request. The pricing supplement relating to each offering of notes will state whether the Survivor’s Option applies to those notes.

If a note is entitled to a Survivor’s Option, upon the valid exercise of the Survivor’s Option and the proper tender of that note for repayment, we will, at our option, repay that note, in whole or in part, at a price equal to 100% of the amortized principal amount of the deceased beneficial owner’s interest in that note plus unpaid interest accrued to the date of repayment.

To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note, including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner, under the laws of the applicable jurisdiction.

The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interest in the note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of the beneficial owner of that note for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered holder of that note, if entitlement to those interests can be established to the satisfaction of us and the trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

We have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of notes in such calendar year. In addition, we will not permit the exercise of the Survivor’s Option except in principal amounts equal to the minimum denomination ($1,000, unless otherwise specified in the applicable pricing supplement) and integral multiples thereof.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each election to exercise the Survivor’s Option will be accepted in the order that elections are received by the trustee, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the Survivor’s Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered through a valid exercise of the Survivor’s Option is April 1, 2005, and interest on that note is paid monthly, we would normally, at our option, repay that note on the interest payment date occurring on May 15, 2005, because the April 15, 2005 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor’s Option is not accepted, the trustee will deliver a notice by first-class mail to the registered holder, at that holder’s last known address as indicated in the note register, that states the reason that note has not been accepted for repayment.

With respect to notes represented by a global note, DTC or its nominee is treated as the holder of the notes and will be the only entity that can exercise the Survivor’s Option for such notes. To obtain repayment pursuant to exercise of the Survivor’s Option for a note, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

•	a written instruction to such broker or other entity to notify DTC of the authorized representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•	appropriate evidence satisfactory to us and the trustee (a) that the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of the date of death of the beneficial owner, and (d) that the representative has authority to act on behalf of the beneficial owner;

•	if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to us and the trustee from the nominee attesting to the deceased’s beneficial ownership of such note;

•	a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., which we refer to as the “NASD”, or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•	tax waivers and any other instruments or documents that we or the trustee reasonably require in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment; and

•	any additional information we or the trustee reasonably require to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the trustee, together with evidence satisfactory to us and the trustee from the broker or other entity stating that it represents the deceased beneficial owner.

All questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by us, in our sole discretion, which determination will be final and binding on all parties.

The broker or other entity will be responsible for disbursing payments received from the trustee to the authorized representative. See “Registration and Settlement.”

Forms for the exercise of the Survivor’s Option may be obtained from the trustee, Citibank, N.A., at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency & Trust Group.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders or beneficial owners thereof.

Replacement of Retail Medium-Term Notes

If any mutilated Retail Medium-Term Note is surrendered to the trustee, we will execute and the trustee will authenticate and deliver in exchange for such mutilated note a new note of the same series and principal amount. If the trustee and we receive evidence to our satisfaction of the destruction, loss or theft of any note and such security or indemnity as may be required by them, then we shall execute and the trustee shall authenticate and deliver, in lieu of such destroyed, lost or stolen note, a new note of the same series and principal amount. All expenses, including counsel fees and expenses, associated with issuing the new note shall be borne by the owner of the mutilated, destroyed, lost or stolen note.

Reopening of Issue

We may, from time to time, without the consent of existing noteholders, reopen an issue of Retail Medium-Term Notes and issue additional Retail Medium-Term Notes with the same terms, including maturity and interest payment terms, as Retail Medium-Term Notes issued on an earlier date, except for the issue date, issue price and the first payment date of interest. After such additional note are issued, they will be fungible with the previously issued note to the extent specified in the applicable pricing supplement.

DESCRIPTION OF INTERNOTES®

Investors should carefully read the description of the terms and provisions of our debt securities and our senior debt securities indenture under “Description of Debt Securities We May Offer” in the accompanying prospectus. That section, together with this prospectus supplement and the applicable pricing supplement, summarizes all the material terms of our senior debt securities indenture and the Prudential Financial InterNotes®. They do not, however, describe every aspect of our senior debt securities indenture and the InterNotes®. For example, in this section entitled “Description of InterNotes®,” the accompanying prospectus and the applicable pricing supplement, we use terms that have been given special meanings in our senior debt securities indenture, but we describe the meanings of only the more important of those terms. Unless otherwise specified in an applicable pricing supplement, the InterNotes® will have the terms described below. Capitalized terms used but not defined below have the meanings given to them in the prospectus and in the indenture relating to the InterNotes®.

The InterNotes® being offered by this prospectus supplement, the prospectus and the applicable pricing supplement will be issued under an indenture, dated as of April 25, 2003, between us and JPMorgan Chase Bank N.A. (formerly known as JPMorgan Chase Bank), as amended by a supplemental indenture to designate Citibank, N.A. as trustee for the Notes, dated as of March 25, 2004. The indenture is more fully described in the prospectus. The indenture does not limit the aggregate amount of debt securities that may be issued under it and provides that the debt securities may be issued under it from time to time in one or more series. The following statements are summaries of the material provisions of the indenture and the InterNotes®. These summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, including for the definitions of certain terms. The InterNotes® and the Retail Medium-Term Notes together constitute a single series of debt securities for purposes of the indenture and are limited to an aggregate principal amount of up to $2,000,000,000. We may increase the foregoing limit, however, without the consent of any holders of the Notes, by appropriate corporate action if in the future we wish to sell additional Notes.

InterNotes® issued in accordance with this prospectus supplement, the prospectus and the applicable pricing supplement will have the following general characteristics:

•	the notes will be our direct, unsecured, senior obligations and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding;

•	the notes will be junior to any existing and future indebtedness of any of our subsidiaries unless the terms of that indebtedness provide otherwise;

•	the notes may be offered from time to time by us through the Purchasing Agent and each note will mature on a day that is at least one year from its date of original issuance;

•	each note will bear interest from its date of original issuance at a fixed or floating rate;

•	the notes will not be subject to any sinking fund; and

•	the minimum denomination of the notes will be $1,000, unless otherwise stated in the applicable pricing supplement.

In addition, the pricing supplement relating to each offering of InterNotes® will describe specific terms of the notes, including:

•	whether the note is a fixed rate note, a floating rate note or an indexed note;

•	whether the note is an amortizing note;

•	whether the note is an original issue discount note and the yield to maturity;

•	the price, which may be expressed as a percentage of the aggregate initial public offering price of the notes, at which the notes will be issued to the public;

•	the date on which the notes will be issued to the public;

•	the stated maturity date of the notes;

•	if the note is a fixed rate note, the rate per year at which the notes will bear interest;

•	if the note is a floating rate note, the interest rate basis, the initial interest rate, the interest determination date, the interest reset dates, the interest payment dates, the index maturity, the maximum interest rate and the minimum interest rate, if any, and the spread and/or spread multiplier, if any, and any other terms relating to the particular method of calculating the interest rate for the note; see “—Floating Rate InterNotes®” for an explanation of the terms relating to floating rate notes;

•	if the note is an indexed note, the amount of interest, if any, we will pay the holder on an interest payment date or the formula used to calculate these amounts, if any;

•	the interest payment frequency;

•	the purchase price, Purchasing Agent’s discount and net proceeds to us;

•	whether the authorized representative of the holder of a beneficial interest in the note will have the right to seek repayment upon the death of the holder as described under “—Survivor’s Option;”

•	if the notes may be redeemed at our option or repaid at the option of the holder prior to its stated maturity date, the provisions relating to any such redemption or repayment;

•	any special U.S. federal income tax consequences of the purchase, ownership and disposition of the notes; and

•	any other significant terms of the notes not inconsistent with the provisions of the indenture.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Payment of Principal and Interest

Unless otherwise specified in the applicable pricing supplement, payments of principal of and interest on beneficial interests in the InterNotes® will be made in accordance with the arrangements then in place between the paying agent and The Depository Trust Company, or the “DTC”, and its participants as described under “Registration and Settlement—The Depository Trust Company.” Payments in respect of any notes in certificated form will be made as described under “Registration and Settlement—Registration, Transfer and Payment of Certificated Notes.”

Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at the note’s stated maturity or on the date of redemption or repayment if a note is redeemed or repaid prior to maturity. Interest is payable to the person in whose name a note is registered at the close of business on the regular record date before each interest payment date. Interest due at a note’s stated maturity or on a date of redemption or repayment will be payable to the person to whom principal is payable.

We will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holders of beneficial interests in the note in respect of which such payments are made.

Interest and Interest Rates

The InterNotes® may bear interest at:

•	a fixed rate; or

•	a floating rate, which may be based on one of the following rates; see “Floating Rate InterNotes®” for further description of each of these floating rates

•	the CD rate,

•	the commercial paper rate,

•	the CMT rate,

•	LIBOR,

•	the prime rate,

•	the treasury rate,

•	the eleventh district cost of funds rate,

•	the federal funds rate or

•	any other domestic or foreign interest rate that we may describe in the note and applicable pricing supplement.

Each note will accrue interest from its date of original issuance until its stated maturity or earlier redemption or repayment. The applicable pricing supplement will specify a fixed interest rate or a floating rate index or formula. Interest will be payable monthly, quarterly, semi-annually or annually. Interest payments on each note will include the amount of interest accrued from and including the last interest payment date to which interest has been paid, or from and including the date of original issuance if no interest has been paid with respect to the note, to, but excluding, the applicable interest payment date, stated maturity date or date of earlier redemption or repayment, as the case may be.

The interest rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest that may be charged is 25% per annum on a simple interest basis, but that limit does not apply to floating rate notes in which U.S. $2,500,000 or more has been invested.

Interest on an InterNotes® will be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding regular record date.

Payment of Interest

Unless otherwise specified in the applicable pricing supplement, interest on the InterNotes® will be paid as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.

Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the note was issued.

Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the note was issued.

Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note was issued.

The regular record date for any interest payment date will be the first day of the calendar month in which the interest payment date occurs, except that the regular record date for interest due on the note’s stated maturity date or date of earlier redemption or repayment will be that particular date. If any interest payment date other than the maturity date for any floating rate note falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day, except that, in the case of a LIBOR note or a floating rate note for which LIBOR is an applicable base rate, if that business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of any floating rate note falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date that payment was due, and no interest will accrue for the period from that maturity date to the date of payment.

As used herein, “business day” means any day that is (a) neither a Saturday or Sunday, nor a legal holiday nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close and, (b) with respect to any floating rate note for which LIBOR is an applicable Base Rate, a London Business Day. “London Business Day” means a day on which commercial banks are open for business, including for dealings in U.S. dollars, in London.

Fixed Rate InterNotes®

Each fixed rate InterNote®, other than zero-coupon notes, will bear interest from its date of original issuance, or from the last interest payment date to which interest has been paid or duly provided for, at the annual fixed interest rate stated in the applicable pricing supplement.

Unless the applicable pricing supplement specifies otherwise, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed calculated on the basis of a 30-day month.

If the stated maturity date, date of earlier redemption or repayment or interest payment date for any fixed rate note is not a business day, principal and interest for that note will be paid on the next succeeding business day, and no interest will accrue on the amount payable from, and after, the stated maturity date, date of earlier redemption or repayment or interest payment date.

Floating Rate InterNotes®

Interest on floating rate InterNotes® will be determined by reference to one or more base rates specified in the applicable note and related pricing supplement, which will include:

•	the CD rate,

•	the commercial paper rate,

•	the CMT rate,

•	LIBOR,

•	the prime rate,

•	the treasury rate,

•	the eleventh district cost of funds rate,

•	the federal funds rate or

•	any other domestic or foreign interest rate that we may describe in the note and applicable pricing supplement.

The related base rate will be based upon the index maturity, as defined below under “—General Features,” if applicable, and adjusted by a spread and/or spread multiplier, if any, as specified in the applicable pricing supplement. In addition, a floating rate note may bear interest that is calculated by reference to two or more base rates determined in the same manner as the base rates are determined for the types of floating rate notes described above. Each floating rate note will specify the base rate or rates applicable to it.

General Features

Base Rates, Spreads and Spread Multipliers. The interest rate on each floating rate InterNote® will be calculated by reference to one or more specified base rates, in either case plus or minus any applicable spread, and/or multiplied by any applicable spread multiplier. The “index maturity” is the period to maturity of the instrument or obligation from which the base rate or rates are calculated, if applicable, as specified in the applicable pricing supplement. The “spread” is the number of basis points to be added to or subtracted from the base rate or rates applicable to a floating rate note, and the “spread multiplier” is the percentage of the base rate or rates applicable to a floating rate note by which the base rate or rates are multiplied to determine the applicable interest rates on the floating rate note, as specified in the applicable pricing supplement. Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement.

Reset of Rates. The interest rate on each floating rate InterNote® will be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise. Each such “interest reset period” will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the dates on which such an interest rate will be reset will be, in the case of floating rate notes which reset

•	daily, each business day;

•	weekly, the Wednesday of each week, except weekly reset treasury rate notes, which will be reset on the Tuesday of each week, except as provided below;

•	monthly, the third Wednesday of each month, with the exception of eleventh district cost of funds rate notes, which will be reset on the first calendar day of the month;

•	quarterly, the third Wednesday of March, June, September and December of each year;

•	semi-annually, the third Wednesday of the two months of each year as specified in the applicable pricing supplement; and

•	annually, the third Wednesday of the month of each year as specified in the applicable pricing supplement.

If any interest reset date for any floating rate note is not a business day, it will be postponed to the next succeeding business day, except that, in the case of a LIBOR note, or a floating rate note for which LIBOR is an applicable base rate, if that business day is in the next succeeding calendar month, that interest reset date will be the immediately preceding business day.

Maximum and Minimum Rates. A floating rate InterNote® may also have either or both of the following:

•	a maximum limit, or ceiling, called the “maximum interest rate,” on the rate at which interest may accrue during any interest period with respect to that floating rate note from time to time and

•	a minimum limit, or floor, called the “minimum interest rate,” on the rate at which interest may accrue during any interest period with respect to that floating rate note from time to time. In addition to any maximum interest rate which may apply to any floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by federal law of general applicability. Under current New York law, the maximum rate of interest that may be charged is 25% per annum on a simple interest basis, but that limit does not apply to floating rate notes in which $2,500,000 or more has been invested.

Determination of Reset Interest Rates. The interest rate applicable to each interest reset period commencing on the respective interest reset date will be the rate determined as of the applicable interest determination date defined below, on or prior to the calculation date, as defined below under “—Calculation Agent.”

Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date for

•	CD rate notes, commercial paper rate notes, CMT rate notes, prime rate notes and federal funds rate notes will be the second business day before the interest reset date;

•	eleventh district cost of funds rate notes will be the last working day of the month before each interest reset date on which the Federal Home Loan Bank of San Francisco, or the “FHLB of San Francisco,” publishes the Index, as defined below under “—Eleventh District Cost of Funds Rate”;

•	LIBOR notes will be the second London banking day before the interest reset date; and

•	treasury rate notes will be the day of the week in which that interest reset date falls on which treasury bills, as defined below under “—Treasury Rate”, are normally auctioned; treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday.

If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the business day immediately succeeding the auction. The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

Accrued Interest. With respect to a floating rate note, accrued interest for any interest period will be calculated by multiplying the principal amount of such floating rate note by an accrued interest factor. That accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable interest period. The interest factor for each day will be computed by dividing the interest rate applicable to that day by 360, or, in the case of CMT rate notes, treasury rate notes or a floating rate note for which the CMT rate or the treasury rate is an applicable base rate, by the actual number of days in the year.

Calculation Agent. Unless otherwise specified in the applicable pricing supplement, we will be the calculation agent and will calculate the interest rate applicable to a floating rate note on or before any calculation date. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate as determined for the then most recent interest reset date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the “calculation date” pertaining to any interest determination date will be the earlier of

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day, or

•	the business day immediately preceding the applicable interest payment date or maturity date, as the case may be.

All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, e.g., 9.876545%, or 0.09876545, will be rounded upward to 9.87655%, or 0.0987655, and all dollar amounts used in or resulting from that calculation on floating rate notes will be rounded to the nearest cent, with one-half cent being rounded upward.

As mentioned above, the initial interest rate in effect with respect to a floating rate note from and including the original issue date to but excluding the first interest reset date will be specified in the applicable note and related pricing supplement. The interest rate for each subsequent interest reset date will be determined by the calculation agent as set forth below, plus or minus any spread and/or multiplied by any spread multiplier, and subject to any maximum interest rate and/or minimum interest rate, as specified in the applicable note and related pricing supplement.

CD Rate

Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to a CD rate note or any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a “CD rate interest determination date,” the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading “CDs (Secondary Market).” If the CD rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market).”

•

If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of U.S. money center banks of the highest credit standing, in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•	If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

“H.15(519)” means the weekly statistical publication designated “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Commercial Paper Rate

Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to a commercial paper rate note or any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial.” If the commercial paper rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial.”

•	If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of United States dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•	If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield	=	360 x D	x 100
360 – (D x M)

where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

CMT Rate

Unless otherwise specified in the applicable pricing supplement, “CMT rate” means for any interest determination date relating to a CMT rate note or any floating rate note for which the CMT rate is an applicable base rate, to which we refer as a “CMT rate interest determination date,” the following rate displayed on the designated CMT Telerate page, as defined below, under the caption “…Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays approximately 3:45 p.m.,” under the column for the designated CMT maturity index:

•	if the designated CMT Telerate page is 7051, the rate for the relevant interest determination date; or

•	if the designated CMT Telerate page is 7052, the weekly or monthly average, as specified in the applicable pricing supplement, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT rate interest determination date falls.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

•	If the applicable rate described above is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for that CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index as published in H.15(519).

•	If the rate described in the prior paragraph is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for that CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index, or other treasury rate for the designated CMT maturity index, for the CMT rate interest determination date with respect to that interest reset date that:

•	is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury; and

•	determined by the calculation agent to be comparable to the rate formerly displayed on the designated CMT Telerate page and published in H.15(519).

•	If the rate described in the prior paragraph is not provided by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for the CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York, which may include one or more of the agents or their affiliates, which we refer to as “reference dealers,” selected by the calculation agent, from five such reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, to which we refer as “treasury notes,” with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year.

•	If the calculation agent is unable to obtain three treasury note quotations as described above, the CMT rate for that CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date of three reference dealers in The City of New York, from five such reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining term to maturity closest to the designated CMT maturity index and in an amount of at least $100 million.

•	If three or four, and not five, of such reference dealers are quoting as set forth above, then the CMT rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor lowest of such quotes will be eliminated. However, if fewer than three reference dealers selected by the calculation agent are quoting as set forth above, the CMT rate with respect to that CMT rate interest determination date will be the CMT rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate. If two treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the designated CMT maturity index, then the quotes for the treasury note with the shorter remaining term to maturity will be used.

“Designated CMT maturity index” means the original period to maturity of the U.S. treasury securities (1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT rate will be calculated or, if no such maturity is specified in the applicable pricing supplement, two years.

“Designated CMT Telerate page” means the display on MoneyLine Telerate, Inc., or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying treasury constant maturities as reported in H.15(519), or, if no such page is specified in the applicable pricing supplement, MoneyLine Telerate page 7052.

LIBOR

Unless otherwise specified in the applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:

•	For an interest determination date relating to a LIBOR note or any floating rate note for which LIBOR is an applicable base rate, to which we refer as a “LIBOR interest determination date,” LIBOR will be either:

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates in U.S. dollars, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used for deposits in U.S. dollars having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date,

 or

•	if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in U.S. dollars having the index maturity specified in the applicable pricing supplement commencing on that interest reset date, that appears on the Designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of that LIBOR interest determination date will be determined as if the parties had specified the rate described in clause (b) below.

•

For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clause (a) above, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in U.S. dollars for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately

11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

•	If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in The City of New York, after consultation with us, for loans in U.S. dollars to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

•	If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated LIBOR page” means

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for U.S. dollars; or

•	if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on MoneyLine Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

Prime Rate

Unless otherwise specified in the applicable pricing supplement, “prime rate” means, with respect to any interest determination date relating to a prime rate note or any floating rate note for which the prime rate is an applicable base rate, to which we refer as a “prime rate interest determination date,” the rate set forth on such date in H.15(519) under the caption “Bank Prime Loan.” If the prime rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above is not published by 3:00 p.m., New York City time, on the related calculation date, then the rate on such prime rate interest determination date as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Bank Prime Loan” will be the prime rate.

•	If the rate described above is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 page, as defined below, as that bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on that prime rate interest determination date.

•	If fewer than four of these rates appear on the Reuters Screen US PRIME 1 page for that prime rate interest determination date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that prime rate interest determination date by three major banks in New York City, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company.

•	If the banks selected by the calculation agent are not quoting as set forth above, the prime rate with respect to that prime rate interest determination date will remain the prime rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Reuters Screen US PRIME 1 page” means the display on the Reuters Monitor Money Rates Service, or any successor service, on the “US PRIME 1” page, or such other page as may replace the US PRIME 1 page on that service, for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate

Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to a treasury rate note or any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on MoneyLine Telerate, Inc. or any successor service, on page 56, or any other page as may replace that page on that service, to which we refer as “Telerate page 56,” or page 57, or any other page as may replace that page on that service, or “Telerate page 57.” If the treasury rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” will be the treasury rate.

•	If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the United States Department of the Treasury.

•	If the auction rate described in the prior paragraph is not so announced by the United States Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•	If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield	=	D x N	x 100
360 – (D x M)

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.

Eleventh District Cost of Funds Rate

Unless otherwise specified in the applicable pricing supplement, “eleventh district cost of funds rate” means, with respect to any interest determination date relating to an eleventh district cost of funds rate note or any floating rate note for which the eleventh district cost of funds rate is an applicable base rate, to which we refer as an “eleventh district cost of funds rate interest determination date,” the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which that eleventh district cost of funds rate interest determination date falls as set forth under the caption “11th District” on the display on MoneyLine Telerate, Inc., or any successor service, on page 7058, or any other page as may replace that page on that service, as of 11:00 a.m., San Francisco time, on that eleventh district cost of funds rate interest determination date. If the eleventh district cost of funds rate cannot be determined in this manner, the following procedures will apply:

•	If that rate does not appear on Telerate page 7058 on that eleventh district cost of funds rate interest determination date, then the eleventh district cost of funds rate for that eleventh district cost of funds rate interest determination date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced, to which we refer as the “index,” by the FHLB of San Francisco as that cost of funds for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date.

•	If the FHLB of San Francisco fails to announce the index on or prior to that eleventh district cost of funds rate interest determination date for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date, the eleventh district cost of funds rate with respect to that eleventh district cost of funds rate interest determination date will be the eleventh district cost of funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Federal Funds Rate

Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to a federal funds rate note or any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate on that date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as that rate is displayed on MoneyLine Telerate, Inc., or any successor service, on page 120, or any other page as may replace that page on that service, to which we refer as “Telerate page 120.” If the federal funds rate cannot be determined in this manner, the following procedures will apply:

•	If the rate described above does not appear on Telerate page 120 by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective).”

•	If the rate described above does not appear on Telerate page 120 or is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

•	If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed InterNotes®

We may issue indexed InterNotes® that will provide that the amount of interest payable on an interest payment date will be determined by reference to:

•	one or more securities;

•	one or more commodities;

•	any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstances; and/or

•	indices or baskets of any of these items.

The applicable pricing supplement will include information about the relevant index or indices and how amounts that are to become payable will be determined by reference to that index or those indices. See also “Risk Factors—An investment in indexed notes entails significant risks not associated with a similar investment in fixed or conventional floating rate debt securities.”

Original Issue Discount InterNotes®

We may issue the InterNotes® as “original issue discount notes.” An original issue discount note is a note, including any note that does not provide for the payment of interest prior to its maturity date, which is issued at a price lower than its principal amount and that provides that upon redemption, repayment or acceleration of its stated maturity an amount less than its principal amount will be payable. If an original issue discount note is redeemed, repaid or accelerated prior to its stated maturity, the amount payable to the holder of such a note will be determined in accordance with the terms of the note, but will be an amount less than the amount payable at the stated maturity of such a note. Original issue discount notes and other notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations” below.

Amortizing InterNotes®

We may from time to time offer InterNotes® on which we pay principal and interest in installments over the life of the notes. Interest on amortizing notes will be computed on the basis of a 360-day year of twelve 30-day months, and, in the case of an incomplete month, the number of days elapsed calculated on the basis of a 30-day month. Unless otherwise specified in the applicable pricing supplement, payments with respect to the amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide a table with repayment information with respect to each amortizing note to its original purchaser and we will make this information available, upon request, to subsequent noteholders.

Redemption and Repayment

Unless we otherwise provide in the applicable pricing supplement, an InterNote® will not be redeemable or repayable prior to its stated maturity date.

If the applicable pricing supplement states that the note will be redeemable at our option prior to its stated maturity date, then on such date or dates specified in the pricing supplement, we may redeem that note at our option either in whole or from time to time in part, upon not less than 30 days’ written notice to the holder of that note.

If the pricing supplement states that your note will be repayable at your option prior to its stated maturity date, we will require receipt of notice of the request for repayment at least 30 but not more than 60 days prior to the date or dates specified in the pricing supplement. We also must receive the completed form entitled “Option to Elect Repayment.” Exercise of the repayment option by the holder of a note is irrevocable.

Since the notes will be represented by a single master global note in fully registered form, DTC or its nominee will be treated as the holder of the notes; therefore, other than the trustee under the indenture, DTC or its nominee will be the only entity that receives notices of redemption of notes from us and will be the only entity that can exercise the right to have the notes repaid, in the case of optional repayment. See “Registration and Settlement.”

To ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a note, the beneficial owner of the interest in that note must instruct the broker or other direct or indirect participant through which it holds the beneficial interest to notify DTC or its nominee of its desire to exercise a right of repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note to determine the cut-off time by which the instruction must be given for timely notice to be delivered to DTC or its nominee. Conveyance of notices and other communications by DTC or its nominee to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

The redemption or repayment of a note normally will occur on the interest payment date or dates following receipt of a valid notice. Unless otherwise specified in the pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the note plus unpaid interest accrued to the date or dates of redemption or repayment.

We may at any time purchase notes at any price or prices in the open market or otherwise. We may also purchase notes otherwise tendered for repayment by a holder or tendered by a holder’s duly authorized representative through exercise of the Survivor’s Option described below. If we purchase the notes in this manner, we have the discretion to hold, resell or surrender the notes to the trustee for cancellation.

Survivor’s Option

The “Survivor’s Option” is a provision in an InterNote® pursuant to which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request. The pricing supplement relating to each offering of notes will state whether the Survivor’s Option applies to those notes.

If a note is entitled to a Survivor’s Option, upon the valid exercise of the Survivor’s Option and the proper tender of that note for repayment, we will, at our option, repay that note, in whole or in part, at a price equal to 100% of the amortized principal amount of the deceased beneficial owner’s interest in that note plus unpaid interest accrued to the date of repayment.

To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note, including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner, under the laws of the applicable jurisdiction.

The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interest in the note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of the beneficial owner of that note for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered holder of that note, if entitlement to those interests can be established to the satisfaction of us and the trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

We have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of notes in such calendar year. In addition, we will not permit the exercise of the Survivor’s Option except in principal amounts equal to the minimum denomination ($1,000, unless otherwise specified in the applicable pricing supplement) and integral multiples thereof.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each election to exercise the Survivor’s Option will be accepted in the order that elections are received by the trustee, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the Survivor’s Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered through a valid exercise of the Survivor’s Option is April 1, 2005, and interest on that note is paid monthly, we would normally, at our option, repay that note on the interest payment date occurring on May 15, 2005, because the April 15, 2005 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor’s Option is not accepted, the trustee will deliver a notice by first-class mail to the registered holder, at that holder’s last known address as indicated in the note register, that states the reason that note has not been accepted for repayment.

With respect to notes represented by a global note, DTC or its nominee is treated as the holder of the notes and will be the only entity that can exercise the Survivor’s Option for such notes. To obtain repayment pursuant to exercise of the Survivor’s Option for a note, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

•	a written instruction to such broker or other entity to notify DTC of the authorized representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•

appropriate evidence satisfactory to us and the trustee (a) that the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of the date of death of the beneficial owner, and (d) that the representative has authority to act on behalf of the beneficial owner;

•	if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to us and the trustee from the nominee attesting to the deceased’s beneficial ownership of such note;

•	a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., which we refer to as the “NASD”, or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•	tax waivers and any other instruments or documents that we or the trustee reasonably require in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment; and

•	any additional information we or the trustee reasonably require to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the trustee, together with evidence satisfactory to us and the trustee from the broker or other entity stating that it represents the deceased beneficial owner.

All questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by us, in our sole discretion, which determination will be final and binding on all parties.

The broker or other entity will be responsible for disbursing payments received from the trustee to the authorized representative. See “Registration and Settlement.”

Forms for the exercise of the Survivor’s Option may be obtained from the trustee, Citibank, N.A., at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency & Trust Group.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders or beneficial owners thereof.

Replacement of InterNotes®

If any mutilated InterNote® is surrendered to the trustee, we will execute and the trustee will authenticate and deliver in exchange for such mutilated note a new note of the same series and principal amount. If the trustee and we receive evidence to our satisfaction of the destruction, loss or theft of any note and such security or indemnity as may be required by them, then we shall execute and the trustee shall authenticate and deliver, in lieu of such destroyed, lost or stolen note, a new note of the same series and principal amount. All expenses, including counsel fees and expenses, associated with issuing the new note shall be borne by the owner of the mutilated, destroyed, lost or stolen note.

Reopening of Issue

We may, from time to time, without the consent of existing noteholders, reopen an issue of InterNotes® and issue additional InterNotes® with the same terms, including maturity and interest payment terms, as InterNotes® issued on an earlier date, except for the issue date, issue price and the first payment date of interest. After such additional notes are issued, they will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement.

REGISTRATION AND SETTLEMENT

The Depository Trust Company

All of the Notes we offer will be issued in book-entry only form, unless otherwise specified in the applicable pricing supplement. This means that we will not issue certificates for Notes, except in the limited cases described below. Instead, we will issue fully registered master global notes. Each master global note will be held through DTC and will be registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. will be the holder of record of the Notes. Each note represented by a global note evidences a beneficial interest in that global note.

Beneficial interests in a master global note will be shown on, and transfers are effected through, records maintained by DTC or its participants. In order to own a beneficial interest in a Note, you must be an institution that has an account with DTC or have a direct or indirect account with such an institution. Transfers of ownership interests in the Notes will be accomplished by making entries in DTC participants’ books acting on behalf of beneficial owners.

So long as DTC or its nominee is the registered holder of a global note, DTC or its nominee, as the case may be, will be the sole holder and owner of the Notes represented thereby for all purposes, including payment of principal and interest, under the indenture. Except as otherwise provided below, you will not be entitled to receive physical delivery of certificated Notes and will not be considered the holder of the Notes for any purpose under the indenture. Accordingly, you must rely on the procedures of DTC and the procedures of the DTC participant through which you own your Note in order to exercise any rights of a holder of a Note under the indenture. The laws of some jurisdictions require that certain purchasers of notes take physical delivery of such notes in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in the Notes.

If any of the following happens:

•	DTC or any successor depositary notifies us that it is unwilling or unable to continue as depositary for global notes or ceases to be a “clearing agency” registered in good standing under the Exchange Act or other applicable statute or regulation and we do not appoint a successor depositary within 90 days after we receive notice of such inability, unwillingness or cessation,

•	an event of default, as described under “Description of Debt Securities We May Offer—Default and Related Matters” in the accompanying prospectus, under the Notes has occurred and is continuing, or

•	we, in our sole discretion, determine that any or all of the book-entry notes will no longer be represented by global notes,

then we will issue, to participants that hold interests in those global notes through DTC, certificated notes in exchange for the related book-entry notes and such participants will then become the registered holders of those certificated notes. Those global notes will be cancelled and be of no further force or effect. The registered holder of a certificated note may transfer that note as described below under “—Registration, Transfer and Payment of Certificated Notes.”

The following is based on information furnished by DTC:

DTC will act as securities depositary for the Notes. The Notes will be issued as fully-registered notes registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

Purchases of Notes under the DTC system must be made by or through direct participants, which will receive a credit for the Notes on DTC’s records. The beneficial interest of each actual purchaser of each Note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such Notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of Notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of Notes may wish to ascertain that the nominee holding the Notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the Notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co., nor any other DTC nominee, will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Notes are credited on the record date, identified in a listing attached to the Omnibus Proxy.

We will pay principal and or interest payments on the Notes in same-day funds directly to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participant.

We will send any redemption notices to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner, or its authorized representative, shall give notice to elect to have its Notes repaid by us, through its direct or indirect participant, to the trustee, and shall effect delivery of such Notes by causing the direct participant to transfer that participant’s interest in the global note representing such Notes, on DTC’s records, to the trustee. The requirement for physical delivery of Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global note representing such Notes are transferred by the direct participants on DTC’s records.

DTC may discontinue providing its services as securities depository for the Notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated Notes. We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depositary. In that event, we will print and deliver certificated Notes.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but neither we, the Purchasing Agent nor any agent takes any responsibility for its accuracy.

Registration, Transfer and Payment of Certificated Notes

We do not intend to issue certificated Notes, except in the limited circumstances described above. If we ever issue Notes in certificated form, those Notes may be presented for registration, transfer and payment at the office of the registrar or at the office of any transfer agent designated and maintained by us. We have originally designated Citibank, N.A. to act in those capacities for the Notes. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time, we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any Notes at any time.

We will not be required to: (1) issue, exchange or register the transfer of any Note to be redeemed for a period of 15 days after the selection of the Notes to be redeemed; (2) exchange or register the transfer of any Note that was selected, called or is being called for redemption, except the unredeemed portion of any Note being redeemed in part; or (3) exchange or register the transfer of any Note as to which an election for repayment by the holder has been made, except the unrepaid portion of any Note being repaid in part.

We will pay principal of and interest on any Notes in certificated form at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a Note by check on any interest payment date other than at stated maturity or upon earlier redemption or repayment to the person in whose name the Note is registered at the close of business on the regular record date for that payment. We will pay principal and interest at stated maturity or upon earlier redemption or repayment in same-day funds against presentation and surrender of the applicable Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in Notes and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the Notes. This summary deals only with U.S. holders that hold Notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold Notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a person whose “functional currency” is not the U.S. dollar.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of holding Notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest,” as defined below, on a Note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting.

Original Issue Discount

Other than short-term Notes, discussed below, if we issue Notes at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the Notes multiplied by the number of full years to their maturity, or in the case of amortizing Notes, their weighted average maturity, or the “de minimis amount”, the Notes will be “Original Issue Discount Notes.” The difference between the issue price and the stated redemption price at maturity of the Notes will be the “original issue discount.” The “issue price” of the Notes will be the first price at which a substantial amount of the Notes are sold to the public, i.e., excluding sales of Notes to underwriters, placement agents, wholesalers, or similar persons. The “stated redemption price at maturity” will include all payments under the Notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company at least annually during the entire term of a Note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in a Note that is issued at a discount that is less than the de minimis amount, or “de minimis OID”, you must include the de minimis OID in income as stated principal payments are made on the Note, unless you make the election described below to treat all interest as original issue discount. The amount includible in income with respect to each such payment can be determined by multiplying the total amount of a Note’s de minimis OID by a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

If you invest in an Original Issue Discount Note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Note, you generally will be required to include original issue discount, or “OID”, in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Note with a maturity greater than one year, you will be required to include OID in income using a “constant-yield method.” As a result of this “constant yield” method of including OID income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis. The amount of OID included in ordinary gross income is the sum of the “daily portions” of OID on that Note for all days during the taxable year that you own the Note. The daily portions of OID on an Original Issue Discount Note are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that period. A U.S. holder may select an accrual period of any length and may vary the length of the accrual period over the term of an Original Issue Discount Note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the Note, the amount of OID on an Original Issue Discount Note allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price”, as defined below, of the Note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity, as defined below, of the Note and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

The “adjusted issue price” of an Original Issue Discount Note at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the Note in all prior accrual periods. All payments on an Original Issue Discount Note, other than qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a Note is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the Note to equal the issue price. In the case of an Original Issue Discount Note that is a floating rate Note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the Note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Note on its date of issue or, in the case of some floating rate Notes, the rate that reflects the yield that is reasonably expected for the Note. Additional rules may apply if interest on a floating rate Note is based on more than one interest index.

You generally may make an irrevocable election to include in income your entire return on a Note, i.e., the excess of all remaining payments to be received on the Note, including payments of qualified stated interest, over the amount you paid for the Note, under the constant yield method described above. If you purchase Notes at a premium or market discount and if you make this election, you will also be deemed to have made the election, discussed below under the “Premium” and “Market Discount,” to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

If you purchase an Original Issue Discount Note outside of the initial offering at a cost less than its remaining redemption amount, i.e., the total of all future payments to be made on the Note other than payments of qualified stated interest, or if you purchase an Original Issue Discount Note in the initial offering at a price other than the Note’s issue price, you generally will also be required to include in gross income the daily portions of OID, calculated as described above. However, if you acquire an Original Issue Discount Note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of OID to reflect the premium paid over the adjusted issue price.

Floating rate Notes generally will be treated as “variable rate debt instruments” under the OID Regulations. Accordingly, the stated interest on a Floating Rate Note generally will be treated as “qualified stated interest” and such a Note will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate Note does not qualify as a “variable rate debt instrument,” the Note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such Notes in the pricing supplement.

Certain Original Issue Discount Notes may be redeemed prior to Maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated

in the pricing supplement. Original Issue Discount Notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of OID will depend, in part, on the particular terms and features of the Notes.

Short-Term Notes

The rules described above will also generally apply to Original Issue Discount Notes with maturities of one year, or “short-term Notes”, but with some modifications.

First, the OID rules treat none of the interest on a short-term Note as qualified stated interest, but treat a short-term Note as having OID. Thus, all short-term Notes will be Original Issue Discount Notes. Except as noted below, if you are a cash-basis holder of a short-term Note and you do not identify the short-term Note as part of a hedging transaction you will generally not be required to accrue OID currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the Note as ordinary income to the extent such gain does not exceed the OID accrued with respect to the Note during the period you held the Note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term Note until the Maturity of the Note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term Note, you may elect to accrue OID on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, certain types of pass-through entities, regulated investment companies and certain trust funds, generally will be required to include OID on a short-term Note in gross income on a current basis. OID will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term Note you may elect to accrue any “acquisition discount” with respect to the Note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the Note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the OID rules will not apply.

Finally, the market discount rules described below will not apply to short-term Notes.

Premium

If you purchase a Note at a cost greater than the Note’s remaining redemption amount, you will be considered to have purchased the Note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the Note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the Note by the amount of the premium amortized during your holding period. Original Issue Discount Notes purchased at a premium will not be subject to the OID rules described above. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the Note. Therefore, if you do not elect to amortize premium and you hold the Note to Maturity, you generally will be required to treat the premium as capital loss when the Note matures.

Market Discount

If you purchase a Note at a price that is lower than the Note’s remaining redemption amount, or in the case of an Original Issue Discount Note, the Note’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the Note will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the Note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the Note. In general, market discount will be treated as accruing ratably over the term of the Note, or, at your election, under a constant yield method.

You may elect to include market discount in gross income currently as it accrues, on either a ratable or constant yield basis, in lieu of treating a portion of any gain realized on a sale of the Note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a Note generally will equal the cost of the Note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing OID and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the Note.

When you sell or exchange a Note, or if a Note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest,” and your tax basis in the Note.

Except as discussed below with respect to market discount and short term Notes, as defined below, the gain or loss that you recognize on the sale, exchange or retirement of a Note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a Note will be long-term capital gain or loss if you have held the Note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with Note payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the Notes.

CERTAIN ERISA CONSIDERATIONS

The fiduciary standards of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should be considered by the fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA, which we refer to as an ERISA Plan, in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA Plan and whether an investment is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, prohibit ERISA Plans, as well as individual retirement accounts, self-employment retirement plans and other pension and profit sharing plans subject to Section 4975 of the Internal Revenue Code, which we refer to, together with ERISA Plans, as the Plans, from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan. Therefore, fiduciaries of ERISA Plans and persons making investment decisions for other Plans should also consider whether an investment in the Notes might constitute or give rise to a prohibited transaction under ERISA and the Internal Revenue Code. The Company may be considered a party in interest or disqualified person with respect to a Plan since the Company and many of its affiliates are engaged in businesses which provide services to Plans. If so, the acquisition, holding and disposition of the Notes by such Plan could be a prohibited transaction. Governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, while generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may be applicable to a Plan’s purchase or holding of the Notes, depending in part on the type of Plan fiduciary making the decision to acquire a Note and the circumstances under which such decision is made. Included among these exemptions are:

•	PTCE 84-14, for certain transactions determined by qualified professional asset managers,

•	PTCE 90-1, for certain transactions involving insurance company pooled separate accounts,

•	PTCE 91-38, for certain transactions involving bank collective investment funds,

•	PTCE 95-60, for certain transactions involving insurance company general accounts, and

•	PTCE 96-23, for certain transactions determined by in-house asset managers.

Each purchaser and transferee of the Notes is deemed to represent, and certain transferees of the Notes must represent, that either the Notes are not being acquired with assets of a Plan or the acquisition, holding and, to the extent relevant, disposition of the Notes by the purchaser or transferee is eligible for the relief available under one of the five PTCEs referred to in the preceding sentence. In addition, Plan investors should consider the application of PTCE 75-1, for certain principal transactions by a broker-dealer, to the acquisition or disposition of the Notes.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that an employee benefit plan considering the purchase of the Notes consult with its counsel regarding the consequences under ERISA, the Internal Revenue Code or other substantially similar law, of the acquisition, disposition and holding of the Notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Under the terms of the Selling Agent Agreements, we will offer the Notes from time to time to the applicable Purchasing Agent for subsequent resale to the applicable agents and dealers, which are broker-dealers and securities firms. Each agent is a party to a Selling Agent Agreement. Dealers that are members of the respective selling groups have executed a master selected dealer agreement with their respective Purchasing Agents. We also may appoint from time to time in the future additional agents to sell the Notes. Any sale of the Notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. The Purchasing Agents will purchase the Notes at a discount ranging from 0.2% to 3.15% of the non-discounted price for each Note sold. However, we also may sell the Notes to the Purchasing Agents at a discount greater than or less than the range specified above. The discount at which we sell the Notes to the Purchasing Agents will be set forth in the applicable pricing supplement. The Purchasing Agents also may sell

Notes to dealers at a concession not in excess of the discount they received from us. In certain cases, the Purchasing Agents and other agents and dealers may agree that the applicable Purchasing Agent will retain the entire discount. We will disclose any particular arrangements in the applicable pricing supplement.

Following the solicitation of orders, each of the agents, severally and not jointly, may purchase Notes as principal for its own account from the applicable Purchasing Agent. Unless otherwise set forth in the applicable pricing supplement, these Notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of Notes, the public offering price, in the case of Notes to be resold at a fixed public offering price, discount and concession may be changed.

We have the sole right to accept offers to purchase Notes and may reject any proposed offer to purchase Notes in whole or in part. Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase Notes in whole or in part. We reserve the right to withdraw, cancel or modify any offer without notice. We also may change the terms, including the interest rate we will pay on the Notes, at any time prior to our acceptance of an offer to purchase.

Each agent, including the Purchasing Agent, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act.” We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to any payments they may be required to make in respect of such liabilities. We also have agreed to reimburse the agents for certain expenses.

No Note will have an established trading market when issued. Unless otherwise stated in the applicable pricing supplement, we do not intend to apply for the listing of the Notes on any securities exchange. However, we have been advised by the agents that they may purchase and sell Notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the Notes, and they may discontinue making a market in the Notes at any time without notice. Neither we nor the agents can provide any assurance regarding the development, liquidity or maintenance of any trading market for any Notes. All secondary trading in the Notes will settle in same-day funds. See “Registration and Settlement.”

In connection with certain offerings of Notes, the rules of the SEC permit the Purchasing Agents to engage in transactions that may stabilize the price of the Notes. The Purchasing Agents will conduct these activities for the agents. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by a Purchasing Agent of a greater amount of Notes than the amount the Purchasing Agent has agreed to purchase in connection with a specific offering of Notes. Stabilizing transactions consist of certain bids or purchases made by a Purchasing Agent to prevent or retard a decline in the price of the Notes while an offering of Notes is in process. In general, these purchases or bids for the Notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the Notes to be higher than it might otherwise be in the absence of those purchases or bids. Neither we nor the Purchasing Agents make any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any Notes. In addition, neither we nor the Purchasing Agents make any representation that, once commenced, these transactions will not be discontinued without notice. The Purchasing Agents are not required to engage in these activities and may end any of these activities at any time.

The agents, including the Purchasing Agents, and dealers to or through which we may sell Notes may engage in transactions with us and perform services for us in the ordinary course of business.

Wachovia Securities, LLC is an affiliate of Prudential Financial within the meaning of Rule 2720(b)(1) of the conduct Rules of the NASD, and may act as an underwriter or agent in connection with the offer and sale of Notes offered by us or a trust, and may act as an underwriter or Purchasing Agent in connection with the offer and sale of Notes, pursuant to this prospectus supplement, the accompanying prospectus or any applicable pricing supplement. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when a NASD member, such as Wachovia Securities, LLC, distributes an affiliated company’s securities. Wachovia Securities, LLC has advised us that each particular offering of Notes in which it participates will comply with the applicable requirements of Rule 2720. Wachovia Securities, LLC will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer. Under the current guidelines of the NASD, the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to the prospectus, this prospectus supplement and any applicable pricing supplement.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of any Note. In addition, we or any of our affiliates may use this prospectus supplement and the accompanying prospectus in a remarketing or other resale transaction involving any Note after its initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale or at other prices. Information about the trade and settlement dates, as well as the purchase price, for a remarketing or other resale transaction will be provided to the purchaser in a separate confirmation of sale. The aggregate initial offering price specified on the front cover page of this prospectus supplement relates to the initial offering of new Notes we may issue on and after the date of this prospectus supplement. This amount does not include Notes that may be resold in remarketing and other resale transactions. The latter include Notes that we may issue in the future as well as Notes we have previously issued.

We may offer Notes to entities, including statutory or common law trusts, that are not affiliated with us and that offer pass-through or similar securities to investors, in public offerings that will occur at or around the same time as the offering of the Notes. We will utilize the services of one or more broker-dealers as our agents in the offerings of Notes to these entities. These broker-dealers will be considered statutory underwriters, within the meaning of the Securities Act, with respect to the Notes offered to those entities.

VALIDITY OF THE NOTES

Unless otherwise specified in the applicable pricing supplement, the validity of the Notes will be passed upon for Prudential Financial, Inc., by corporate counsel for Prudential Financial, Inc., who may be any one of Susan L. Blount, Esq., Brian J. Morris, Esq. or Stephen W. Gauster, Esq., and for the agents by Cleary Gottlieb Steen & Hamilton LLP. The opinion of such corporate counsel for Prudential Financial, Inc. will be based on assumptions about future actions required to be taken by Prudential Financial, Inc. and the trustee in connection with the issuance and sale of each Note, about the specific terms of each Note and about other matters that may affect the validity of the Notes but which cannot be ascertained on the date of his or her opinion. As of the date of this prospectus supplement, each such corporate counsel for Prudential Financial, Inc. owned less than 1% of the common stock of Prudential Financial, Inc. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries.

OTHER GENERAL INFORMATION

The Notes, the indenture and the Selling Agent Agreements are governed by, and are to be construed in accordance with, the laws of the State of New York and of the United States applicable to agreements made and to be performed wholly within those jurisdictions.

This prospectus supplement and the prospectus may be used only for the purposes for which they were published. This prospectus supplement and the prospectus together represent an offer to sell the Notes but only under circumstances and in jurisdictions where it is lawful to do so.

We will identify in the applicable pricing supplement whether the Notes have been accepted for clearance through DTC. The CUSIP or the identification number for any other relevant clearing system for each series of Notes will be set out in the applicable pricing supplement.

$5,000,000,000

Prudential Financial, Inc.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Units

Prudential Financial Capital Trust II

Prudential Financial Capital Trust III

Preferred Securities

guaranteed by Prudential Financial, Inc.

to the extent set forth in this prospectus

We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We or either of the trusts named above may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. The total offering price of the securities offered to the public will be limited to $5,000,000,000. We or either of the trusts named above may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Prudential Financial, Inc.’s Common Stock, other than the Class B Stock, is listed on the New York Stock Exchange under the symbol “PRU”. There is no established public trading market for Prudential Financial, Inc.’s Class B Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and applicable prospectus supplement may be used in the initial sale of the securities. In addition, Prudential Financial, Inc., either of the trusts named above or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices.

Prospectus dated March 21, 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or the trusts may sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $5,000,000,000 or the equivalent thereof in one or more foreign currencies, including currency units or composite currencies.

This prospectus gives you a general description of the securities that we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information”.

When you acquire any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the trusts, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the trusts are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the trusts may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the trusts directly or through dealers or agents designated from time to time. If we or the trusts, directly or through agents, solicit offers to purchase the securities, we and the trusts reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

References in this prospectus to the “Company”, “Prudential Financial, Inc.”, “Prudential Financial”, “we”, “us” or “our” refer to Prudential Financial, Inc. only and do not include its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$”).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Common Stock is traded on the New York Stock Exchange under the symbol “PRU”. You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information furnished under the applicable items of our Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus, unless specifically stated in a prospectus supplement. We incorporate by reference the documents listed below and filings that we will make after the date of filing the initial registration statement and prior to the effectiveness of the registration statement, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that we have registered:

•	Annual Report on Form 10-K for the year ended December 31, 2004; and

•	Current Reports on Form 8-K filed January 12, 2005, February 4, 2005 and February 14, 2005.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary,

Prudential Financial, Inc.,

751 Broad Street,

Newark, New Jersey 07102,

(973) 802-6000.

We have not included or incorporated by reference in this prospectus any separate financial statements of the trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our debt securities; and

•	we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.

We do not expect that the trusts will be required to file information with the SEC on an ongoing basis, for as long as we continue to file our information with the SEC.

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

Some of the statements included in this prospectus may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance of financial markets and interest rate fluctuations; (2) domestic or international military or terrorist activities or conflicts; (3) volatility in the securities markets; (4) fluctuations in foreign currency exchange rates and foreign securities markets; (5) regulatory or legislative changes, including changes in tax law; (6) changes in statutory or U.S. generally accepted accounting principles, practices or policies; (7) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates, or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (8) reestimates of our reserves for future policy benefits and claims; (9) changes in our assumptions related to deferred policy acquisition costs; (10) events resulting in catastrophic loss of life; (11) investment losses and defaults; (12) changes in our claims-paying or credit ratings; (13) competition in our product lines and for personnel; (14) economic, political, currency and other risks relating to our international operations; (15) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions; (16) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business; (17) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities; and (18) the effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

PRUDENTIAL FINANCIAL, INC.

Business

We are one of the largest financial services companies in the United States. Through our subsidiaries, we offer a wide array of financial products and services, including life insurance, mutual funds, annuities, pension and retirement-related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, and, through a joint venture, securities brokerage. We provide these products and services to individual and institutional customers in the U.S. and approximately 30 other countries through one of the largest distribution networks in the financial services industry.

We are a holding company, and our only significant assets are our investments in our subsidiaries. As a holding company, we are dependent on dividends, loans or advances, or other intercompany transfers of funds from our subsidiaries to meet our obligations. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment. Because we are principally a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Prudential Financial has two classes of common stock outstanding: our Class A Common Stock, which we refer to as our “Common Stock” in this prospectus and which began trading on December 13, 2001 on the New York Stock Exchange under the symbol “PRU”, reflects the performance of the Financial Services Businesses, while our Class B Stock, which was privately placed and does not trade on any exchange, reflects the performance of the Closed Block Business. On December 18, 2001, our date of demutualization, The Prudential Insurance Company of America converted from a mutual life insurance company owned by its policyholders to a stock life insurance company and became an indirect, wholly owned subsidiary of Prudential Financial.

We are incorporated under the laws of the State of New Jersey.

Our Executive Offices

Our principal and registered executive offices are located at 751 Broad Street, Newark, New Jersey 07102. Our telephone number is (973) 802-6000.

PRUDENTIAL FINANCIAL CAPITAL TRUSTS

Prudential Financial Capital Trust II and Prudential Financial Capital Trust III are statutory trusts created under Delaware law. Each trust exists only for the purposes of:

•	issuing the preferred securities, which represent preferred undivided beneficial ownership interests in each trust’s assets;

•	issuing the common securities, which represent common undivided beneficial ownership interests in each trust’s assets, to us;

•	using the proceeds from the issuances to purchase one or more series of securities issued by us, including senior debt securities, subordinated debt securities and warrants;

•	maintaining each trust’s status as a grantor trust for federal income tax purposes; and

•	engaging in only those other activities necessary, advisable or incidental to these purposes, such as registering the transfer of preferred securities.

Any senior or subordinated debt securities that we sell to each trust will be its sole assets, and, accordingly, payments under the senior or subordinated debt securities will be its sole revenues and such trust’s ability to distribute shares of our Common Stock or other securities upon conversion of the preferred securities, if convertible, will depend solely on our performance under the warrants sold by us to such trust.

We will acquire and own all of the common securities of each trust. The common securities will rank equally with, and payments will be made on the common securities pro rata with, the preferred securities, except that upon an event of default under the amended and restated declaration of trust resulting from an event of default under the senior or subordinated debt securities, our rights as holder of the common securities to distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the preferred securities. We will guarantee distributions on the preferred and the common securities to the extent of available trust funds.

Each trust has a term of 50 years, counting from its formation in 2001, but may dissolve earlier as provided in its respective amended and restated declaration of trust. Each trust’s business and affairs are conducted by the trustees. The trustees for the trusts are JPMorgan Chase Bank, N.A., a national banking association, as property trustee, Chase Bank USA, N.A., a national banking association, as the Delaware trustee, and three regular trustees or “administrative trustees” who are officers of us. JPMorgan Chase Bank, N.A., as property trustee, acts as sole indenture trustee under each declaration of trust, and also acts as guarantee trustee under the guarantees and as indenture trustee under the senior or subordinated debt indenture. The duties and obligations of each trustee are governed by the amended and restated declaration of trust for each trust.

As issuer of the debt securities to be purchased by each trust and as sponsor of each trust, we will pay all fees, expenses, debts and obligations (other than the payment of distributions and other payments on the preferred securities) related to each trust and any offering of each trust’s preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust. The registered offices of the trusts in Delaware are c/o Chase Bank USA, N.A., 500 Stanton Christiana Road, Building 4, 3rd Floor, Newark, Delaware 19713, and their telephone number is (302) 552-6279.

The accounting treatment of the trusts will be specified in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the years indicated:

	Year Ended December 31,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	2.07	1.80	1.05	—	1.22

For purposes of this computation, earnings are defined as income from continuing operations before income taxes excluding undistributed income from equity method investments, fixed charges and interest capitalized. Fixed charges are the sum of gross interest expense, interest credited to policyholders’ account balances and an estimated interest component of rent expense. Due to the loss in 2001, the ratio coverage was less than 1:1. Additional earnings of $160 million would have been required in 2001 to achieve a ratio of 1:1.

As of the date of this prospectus, we have no preferred stock outstanding.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of the securities for (a) general corporate purposes, which may include, among other things, working capital, contributions of capital to our insurance underwriting and other subsidiaries, capital expenditures, the repurchase of shares of Common Stock, the repayment of short-term borrowings or other debt or acquisitions, or (b) any other purpose disclosed in the applicable prospectus supplement. Unless otherwise indicated in an accompanying prospectus supplement, the trusts will use all proceeds received from the sale of their preferred securities to purchase our senior or subordinated debt securities.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Overview

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional senior indebtedness.

In this prospectus, “debt securities” refers to both the senior debt securities and the subordinated debt securities.

We are a Holding Company

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Indentures and Trustees

Federal law requires that our senior debt securities and our subordinated debt securities each be governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and JPMorgan Chase Bank, N.A., which acts as trustee. The indentures are substantially identical, except for the covenant described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”, which is included only in the senior debt indenture, and the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.

The indentures and their associated documents contain the full legal text of the matters described in this section. A copy of the form of senior debt indenture and the form of subordinated debt indenture appear as exhibits to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

Different Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities will also describe any differences with the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We discuss only the more important terms in this prospectus. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

Tax Treatment of Original Issue Discount and Other Debt Securities

The prospectus supplement relating to specific debt securities will describe the U.S. federal income tax considerations applicable to such specific debt securities. We may issue debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount and which provide that, upon redemption or acceleration of maturity, an amount less than their principal amounts will be payable. An original issue discount debt security may be a zero-coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The prospectus supplement relating to original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, which may trigger special U.S. federal income tax, accounting and other consequences, all as described in more detail in the prospectus supplement relating to any of the particular debt securities.

A Prospectus Supplement Will Describe the Specific Terms of a Series of Debt Securities

The specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and the pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	the aggregate principal amount of the series of debt securities and any limit thereon;

•	the person to whom interest on a debt security is payable, if that person is not a holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	the rate or rates, which may be fixed, variable or indexed, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•	the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for our Common Stock or preferred stock or any other of our securities, or of securities of any third party, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of Common Stock or preferred stock or such other securities issuable upon conversion, exercise or exchange may be adjusted;

•	whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the securities subject to resale;

•	the denominations in which the series of debt securities will be issuable, including if other than in denominations of $1,000 and any integral multiple thereof;

•	if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of that series of debt securities;

•	the currency or currencies, including currency units or composite currencies, of payment of principal, premium, if any, and interest on the series of debt securities and any special considerations relating to that currency or those currencies;

•	if the currency or currencies, including currency units or composite currencies, of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest, if any, on the series of debt securities;

•	the applicability of the provisions described below under “—Restrictive Covenants” and “—Defeasance”;

•	any event of default under the series of debt securities if different from those described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”;

•	if the series of debt securities will be issuable only in the form of a global security, as described below under “—Legal Ownership—Global Securities”, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	if applicable, a discussion of U.S. federal income tax considerations applicable to specific debt securities;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name”. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you are responsible for checking with your own institution to find out:

•	how it handles securities payments and notices;

•	how it would handle a request for the holders’ consent if ever required;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, which means those who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if that registered holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

What Is a Global Security? A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”.

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name except in certain limited circumstances as described below under “—Special Situations When Global Security Will Be Terminated”;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Street Name and Other Indirect Holders”;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish to terminate (subject to the procedures of the depositary) the global security; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed later under “—Default and Related Matters”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled “—Street Name and Other Indirect Holders”.

Overview of the Remainder of this Description

The remainder of this description summarizes:

•	additional mechanics relevant to our debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	subordination provisions in the subordinated debt indenture that may prohibit us from making payments on those securities;

•	a restrictive covenant contained in the senior debt indenture that restricts our ability to incur liens and other encumbrances on the Common Stock of some of our subsidiaries. A particular series of debt securities may have additional, fewer or different restrictive covenants;

•	situations in which we may invoke the provisions relating to defeasance;

•	your rights if we default or experience other financial difficulties;

•	conversion or exchange rights;

•	redemption; and

•	our relationship with the trustee.

Additional Mechanics

Form, Exchanges and Transfer of our Debt Securities

Form. The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the applicable prospectus supplement, in denominations that are integral multiples of $1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Exchanges and Transfers. You may exchange or transfer debt securities at the office of the trustee. You may also replace lost, stolen, destroyed or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in The City of New York. That office is currently located at 4 New York Plaza, New York, New York 10004. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how you will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•	Where we merge out of existence or sell or lease substantially all our assets, the other company or firm may not be organized under a foreign country’s laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•	It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiaries, called liens, as discussed under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. If a merger or other transaction would create any liens on the voting stock of our designated subsidiaries, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same voting stock to the direct holders of the senior debt securities.

Modification and Waiver

There are four types of changes we can make to either indenture and the applicable series of debt securities issued under that indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change to the payment due date of the principal or interest on a debt security;

•	reduction of any amounts due on a debt security;

•	reduction of the amount of principal payable upon acceleration of the maturity of a debt security, including the amount payable on an original issue discount security, following a default;

•	change to the place or currency of payment on a debt security;

•	impairment of your right to sue for payment of any amount due on your debt security;

•	impairment of any right that you may have to exchange or convert the debt security for or into other securities or property;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modification of any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

Changes Requiring a Majority Vote. The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of each series affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes referenced in our indentures that would not adversely affect holders of the debt securities.

Changes by Waiver Requiring a Majority Vote. Fourth, we need the approval of direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants, including the one described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. We also need such majority approval to obtain a waiver of any past default, except a payment default listed in the first category described later under “—Default and Related Matters—Events of Default”.

Modification of Subordination Provisions. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect without the consent of the direct holders of a majority in aggregate principal amount of each affected series.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security described in the applicable prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “—Defeasance—Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

Direct holders of subordinated debt securities must recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

Senior Indebtedness

Under the subordinated debt indenture, “senior indebtedness” includes all of our obligations to pay principal, premium, if any, interest, penalties, fees and other charges:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

•	under swaps and other hedging arrangements; and

•	pursuant to our guarantee of another entity’s obligations and all dividend obligations guaranteed by us.

The following types of our indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

•	indebtedness we owe to a subsidiary of ours; and

•	indebtedness we owe to any trust, including Prudential Financial Capital Trust II and Prudential Financial Capital Trust III, or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle, and which has issued equity securities or other securities that are similar to the preferred securities, unless the terms of that indebtedness expressly provide otherwise.

Payment Restrictions on our Subordinated Debt

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

We have made certain promises in each indenture called covenants where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business. In addition, in the senior debt indenture, but not in the subordinated debt indenture, we have made the promise described in the next paragraph.

Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries

Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. In the senior debt indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by an encumbrance such as a mortgage, pledge, lien, security interest or other encumbrance on the Common Stock of our designated subsidiary, of any successor to substantially all of the business of the designated subsidiary which is also a subsidiary of Prudential Financial, or of any corporation, other than Prudential Financial, directly or indirectly controlling the designated subsidiary. We do not need to comply with this restriction if we also secure all the senior debt securities that are deemed outstanding under the senior debt indenture equally with, or prior to, the indebtedness being secured, together with, if we so choose, any of our designated subsidiary’s other indebtedness. This restriction, however, shall not apply to the $1,750,000,000 aggregate principal amount of notes of Prudential Holdings, LLC, which are secured by an encumbrance on Common Stock of the designated subsidiary. This promise does not restrict our ability to sell or otherwise dispose of our interests in our designated subsidiary.

Our designated subsidiary means The Prudential Insurance Company of America.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

Full Defeasance

If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	there must be a change in current U.S. federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions described above under “—Subordination Provisions”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” would not apply. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities without causing tax consequences to you. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•	we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•	our promises regarding conduct of our business previously described above under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”, and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under “—Special Situations—Mergers and Similar Events”; and

•	the events of default relating to breach of covenants, described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”.

In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture and as described above under “—Subordination Provisions”.

Events of Default

You will have special rights if an event of default occurs and is not cured or waived, as described later in this subsection.

What Is an Event of Default? The term “event of default” means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due, if we agree to maintain any such sinking fund;

•	we remain in breach of the restrictive covenant described previously under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries” or any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach; the notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available to you upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions”. If an event of default has occurred and has not been cured or waived, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount, or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security, of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series.

You should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Conversion or Exchange

The terms on which debt securities of any series are convertible into or exchangeable for our Common Stock or other securities or property of ours or of third parties will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or manner for calculating such a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

The terms may also include calculations pursuant to which the number of shares of our or a third party’s common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our Common Stock or other securities or property of ours or of third parties as of a time stated in the prospectus supplement. The conversion or exchange price of any debt securities of any series that is convertible into our Common Stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as described in the applicable prospectus supplement.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

If we issue redeemable debt securities, the dates and terms on which those securities are mandatorily or optionally redeemable will be set forth in the applicable prospectus supplement. We may, as applicable, redeem any series of those debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

If a series of debt securities is redeemable, the redemption price for any debt security that we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date, unless otherwise specified in the applicable prospectus supplement.

Governing Law

The indentures are, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Our Relationship With the Trustee

The trustee under our senior indenture and our subordinated indenture is JPMorgan Chase Bank, N.A. We and our subsidiaries maintain banking and other service relationships with JPMorgan Chase Bank, N.A.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

We may issue preferred stock in one or more series, as described below. The following briefly summarizes the provisions of our amended and restated certificate of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation, which is an exhibit to the registration statement that contains this prospectus.

The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our amended and restated certificate of incorporation.

Our Board is Authorized to Issue Many Classes or Series of Preferred Stock

We have authorized 10,000,000 shares of preferred stock with a par value of $0.01 per share. Under our amended and restated certificate of incorporation, our board of directors is expressly authorized, without further action by our shareholders, to provide for the issuance of all or any of the authorized shares of preferred stock in one or more classes or series and to fix for each class or series the voting powers (which means, full, limited, or no voting powers), and the distinctive designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, and to issue such shares. These rights and preferences may be superior to Common Stock as to dividends, voting rights and distributions of assets, upon liquidation or otherwise.

Without limitation, the shares of preferred stock may be convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock, if our board of directors so determines. However, our board of directors does not have the authority to issue any shares of preferred stock that are convertible into or exchangeable for shares of Class B Stock or that have dividend, liquidation or other preferences with respect to the Class B Stock but not the Common Stock or disproportionately with respect to the Class B Stock as compared to the Common Stock unless holders of a majority of the outstanding shares of Class B Stock approve. Our board of directors has the authority to change the designation or number of shares of preferred stock, or the relative rights, preferences and limitations of any class or series of preferred stock previously established and issued. Our board of directors will fix the terms of the series of preferred stock it designates by resolution adopted as may be permitted by the New Jersey Business Corporation Act before we issue any shares of the series of preferred stock.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank equally in all respects with each other series of preferred stock and prior to our Common Stock as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock if it pays dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock if it pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the Common Stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking equally regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of Common Stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part, or for securities of any third party.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered, including their tax treatment. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, Common Stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, Common Stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or Common Stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for Common Stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

•	we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF OUR COMMON STOCK

The following briefly summarizes the provisions of our amended and restated certificate of incorporation and amended and restated by-laws that would be important to holders of our Common Stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws which are exhibits to the registration statement which contains this prospectus.

Our Common Stock

We have authorized 1,500,000,000 shares of Common Stock with a par value of $0.01 per share. Our authorized capital also consists of 10,000,000 shares of another class of common stock, the Class B Stock. The Common Stock and the Class B Stock are separate classes of common stock under New Jersey corporate law. We are not offering any Class B Stock by means of this prospectus. The Common Stock reflects the performance of the Financial Services Businesses and the Class B Stock reflects the performance of the Closed Block Business. As of February 28, 2005, 524,000,000 shares of Common Stock were outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock offered by this prospectus when issued will be, fully paid and non-assessable. As of the date of this prospectus, 2,000,000 shares of Class B Stock are outstanding, all of which are beneficially owned by American International Group, Inc. and Pacific Life Corp. References in this prospectus to our Common Stock do not include Class B Stock.

Our Common Stock is listed on the New York Stock Exchange under the symbol “PRU”.

Dividend Rights

Holders of Common Stock and of Class B Stock may receive cash dividends as declared by our board of directors out of funds legally available for that purpose, subject to the rights of any holders of any preferred stock. To the extent dividends are paid on the Class B Stock, shares of Class B Stock are repurchased or the Closed Block Business has net losses, the amount legally available for dividends on the Common Stock will be reduced.

In addition, payment of dividends is subject to the following additional conditions:

•	holders of Common Stock are entitled to receive dividends only out of the assets of the Financial Services Businesses that are legally available therefor under the New Jersey Business Corporation Act as if the Financial Services Businesses were a separate New Jersey corporation; and

•	holders of Class B Stock are entitled to receive dividends only out of the assets of the Closed Block Business that are legally available therefor under the New Jersey Business Corporation Act as if the Closed Block Business were a separate New Jersey corporation.

We have the right and expect to pay dividends on the Common Stock and Class B Stock in unequal amounts. We have the right to pay dividends on the Class B Stock without paying dividends on the Common Stock, as well as the right not to pay dividends on the Class B Stock even when funds legally available for dividends exist.

We will pay dividends on the Class B Stock in an aggregate amount per year that is at least equal to the lesser of (1) $19.25 million and (2) what we call the CB Distributable Cash Flow for the applicable year. We have, however, the flexibility to suspend dividends on the Class B Stock. If we do that despite the fact that CB Distributable Cash Flow exists for any period, then you, as a holder of Common Stock, will not receive dividends on your Common Stock for that period.

CB Distributable Cash Flow means, for any quarterly or annual period, the sum of

•	the excess of (a) the Surplus and Related Assets over (b) the “Required Surplus” applicable to the Closed Block Business within The Prudential Insurance Company of America, to the extent that The Prudential Insurance Company of America is able to distribute such excess as a dividend to Prudential Holdings, LLC (its immediate parent holding company, which is a wholly owned subsidiary of Prudential Financial) under New Jersey law without giving effect, directly or indirectly, to the “earned surplus” requirement of Section 17:27A-4c.(3) of the New Jersey Insurance Holding Company Systems Law, plus

•

any amount held by Prudential Holdings, LLC allocated to the Closed Block Business in excess of remaining debt service payments on the IHC debt. For purposes of the foregoing, “Required Surplus” means the amount of surplus applicable to the Closed Block Business within The Prudential Insurance Company of America that would be required to maintain a quotient (expressed as a percentage) of (a) the “Total Adjusted Capital” applicable to the Closed Block Business within The Prudential Insurance Company of America (including any applicable dividend reserves) divided by (b) the “Company Action

Level RBC” applicable to the Closed Block Business within The Prudential Insurance Company of America, equal to 100%, where “Total Adjusted Capital” and “Company Action Level RBC” are as defined in the regulations promulgated under the New Jersey Dynamic Capital and Surplus Act of 1993. These amounts will be determined according to statutory accounting principles.

Voting Rights

Each share of Common Stock and each share of Class B Stock gives the respective owner of record one vote on all matters submitted to a shareholder vote. The Common Stock and the Class B Stock vote together as a single class on all matters submitted to a shareholder vote, except as otherwise required by law and except that the holders of the Class B Stock have certain class voting or consent rights, including as noted below. Accordingly, the holders of a majority of the outstanding shares of Common Stock and Class B Stock voting for the election of directors can elect all of the directors if they choose to do so, subject to any voting rights granted to holders of preferred stock.

Actions requiring approval of shareholders will generally require approval by a majority vote at a meeting at which a quorum is present. Our amended and restated by-laws provide that, except as otherwise set forth in our amended and restated certificate of incorporation, the holders of 25% of the shares entitled to cast votes at a meeting constitute a quorum. Our amended and restated certificate of incorporation initially specifies a quorum of 25% of the shares entitled to cast votes at a meeting of shareholders. The amended and restated certificate of incorporation further provides that, in the event that the holders of at least the percentage of shares entitled to cast votes at a meeting of shareholders set forth in Column A below are present or represented at a meeting of shareholders, the quorum shall be increased to the percentage listed in Column B below, effective commencing the next succeeding annual or special meeting of shareholders:

Column A	Column B
25%	25%
35%	30%
45%	40%
55%	50%

Following our annual meeting of shareholders in 2002, this quorum has increased to 40% from 25%.

In addition to any class voting rights provided by law, holders of the Class B Stock are entitled to vote as a class with respect to:

•	any proposal by our board of directors to issue

(1) shares of Class B Stock in excess of an aggregate of two million outstanding shares, other than issuances pursuant to a stock split or stock dividend paid ratably to all holders of Class B Stock,

(2) any shares of preferred stock which are exchangeable for or convertible into Class B Stock, or

(3) any debt securities, rights, warrants or other securities which are convertible into, exchangeable for, or provide a right to acquire shares of, Class B Stock; or

•	the approval of the actuarial or other competent firm selected for purposes of determining the Fair Market Value of the Class B Stock in connection with any exchanges or conversions discussed below under “—Exchange and Conversion of Class B Stock.”

In addition, pursuant to the subscription agreement for the Class B Stock, the approval or consent of the holders of the Class B Stock is required for various matters affecting the Class B Stock or the Closed Block Business, including material changes in the investment policies for the Surplus and Related Assets. The approvals or consents of the Class B stockholders require the approval of the shares having a majority of the voting power of the Class B Stock.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of Prudential Financial, the holders of Common Stock and any Class B Stock will be entitled to receive a proportionate share in our net assets that remain after paying all liabilities and the liquidation preferences of any preferred stock.

This proportionate share will be determined as follows:

•	If no Class B Stock is outstanding at the time of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock will be entitled to an equal share of any net assets of Prudential Financial after paying all of our liabilities and the liquidation preference of any preferred stock.

•	If shares of Class B Stock are outstanding at the time of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock and of Class B Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units of each class. The formula below explains the computation of liquidation units.

In the second case, where shares of Class B Stock are outstanding, each share of Common Stock will have one liquidation unit. Each share of Class B Stock will have a number of liquidation units (including a fraction of one liquidation unit) that is equal to the quotient (rounded to the nearest five decimal places) of (i) the issuance price per share of the Class B Stock divided by (ii) the average market value of one share of Common Stock during the 20 consecutive trading day period ending on (and including) February 16, 2002. During this 20-day period, the Common Stock had an average market value, as reported by Bloomberg, of $30.90 per share. Accordingly, each share of Common Stock has one liquidation unit and each share of Class B Stock has 2.83172 liquidation units; that is, the issuance price of $87.50 divided by $30.90.

Neither a merger nor a consolidation of us with any other entity, nor a sale, transfer or lease of all or any part of our assets would alone be deemed a liquidation, dissolution or winding-up for these purposes.

Pre-emptive Rights

Holders of our Common Stock and of our Class B Stock have no pre-emptive rights with respect to any shares of capital stock that we may issue in the future.

Shareholder Rights Plan

The following is a summary of the material terms of our shareholder rights agreement, and each statement is qualified in its entirety by reference to the shareholder rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

On December 18, 2001, our shareholder rights agreement became effective. The shareholder rights plan does not apply to any share of Class B Stock. Our transfer agent, EquiServe Trust Company, N.A., is the rights agent under the shareholder rights agreement. The shareholder protection rights will not prevent a takeover of us. However, the rights may render an unsolicited takeover of us more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer shareholders the opportunity to sell their shares at a price above the prevailing market rate and/or may be favored by a majority of the shareholders.

Right to Purchase Preferred Stock. Under the shareholder rights agreement, each outstanding share of Common Stock is coupled with one shareholder protection right. Each right initially entitles the holder to purchase 1/1000 of a share of a series of our preferred stock upon payment of the exercise price, which the board has initially set at $110 per right, subject to adjustment from time to time.

Exercise of Protection Rights. The shareholder protection rights are not exercisable until the distribution date, when they will become transferable separately from the Common Stock. The distribution date is the earlier of:

•	the tenth business day after the first public announcement that a person or group has become the beneficial owner of 10% or more of the total voting power of all of our outstanding capital stock or such earlier or later date as determined by our board of directors. The rights plan refers to the day of public announcement as the “stock acquisition date” and the person or group as an “acquiring person”; or

•	the tenth business day after the commencement of a tender or exchange offer for 10% or more of the total voting power of all of our outstanding capital stock.

If any person or group becomes an acquiring person, instead of thousandths of shares of preferred stock, each shareholder protection right will then generally represent the right to receive upon exercise an amount of Common Stock having a market value equal to twice the exercise price. If after a stock acquisition date we are acquired in a merger or other business combination or 50% or more of our consolidated assets or earnings power are sold or transferred, each shareholder protection right will then represent the right to receive upon exercise an amount of Common Stock of the acquiring person having a value equal to twice the exercise price. In addition, at any time after any person or group becomes an acquiring person but before it becomes the beneficial owner of 50% or more of the outstanding Common Stock, our board of directors may exchange all or part of the shareholder protection rights for Common Stock at an exchange ratio of 1:1.

Redemption and Expiration of Protection Rights. Our board of directors may redeem the shareholder protection rights only in whole, for one cent ($0.01) per right at any time until the tenth business day after the stock acquisition date. Unless redeemed earlier, the protection rights will expire on December 18, 2011.

Exchange and Conversion of Class B Stock

The Common Stock is not convertible.

Exchange. We may, at our option, at any time, exchange all outstanding shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value, discussed below, equal to 120% of the appraised “Fair Market Value”, discussed below, of the outstanding shares of Class B Stock.

Conversion by Holders of Class B Stock following Closed Block disposition or Change of Control. If (1) we sell or otherwise dispose of all or substantially all of the Closed Block Business or (2) a “change of control”, as defined below, of Prudential Financial occurs, we must exchange all outstanding shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value of 120% of the appraised Fair Market Value of such shares of Class B Stock.

Discretionary and Tax Event Conversion by Holders of Class B Stock. Holders of Class B Stock may convert their shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value equal to 100% of the appraised Fair Market Value of the outstanding shares of Class B Stock

(1) in the holder’s sole discretion, in the year 2016 or at any time thereafter, and

(2) at any time if (a) the Class B Stock will no longer be treated as equity of Prudential Financial for U.S. federal income tax purposes or (b) the New Jersey Department of Banking and Insurance amends, alters, changes or modifies the regulation of the Closed Block, the Closed Block Business, the Class B Stock or the IHC debt in a manner that materially adversely affects the CB Distributable Cash Flow.

In no event, however, may a holder of Class B Stock convert shares of Class B Stock to the extent such holder immediately upon such conversion, together with its affiliates, would be the “beneficial owner”, as defined under the Securities Exchange Act of 1934, of in excess of 9.9% of the total outstanding voting power of our voting securities. In the event a holder of shares of Class B Stock requests to convert shares pursuant to clause (2)(a) above, we may elect, instead of effecting such conversion, to increase the Target Dividend Amount to $12.6875 per share per annum retroactively from the time of issuance of the Class B Stock.

Conversion upon Material Transactions Affecting Common Stock. In the event of any reclassification, recapitalization or exchange of, or any tender offer or exchange offer for, the outstanding shares of Common Stock, including by merger, consolidation or other business combination, as a result of which shares of Common Stock are exchanged for or converted into another security which is both registered under the Securities Exchange Act of 1934 and publicly traded, then the Class B Stock will remain outstanding, unless exchanged by virtue of a “change of control” occurring or otherwise, or otherwise converted, and, in the event 50% or more of the outstanding shares of Common Stock are so exchanged or converted, holders of outstanding Class B Stock will be entitled to receive, in the event of any subsequent exchange or conversion, the securities into which the Common Stock has been exchanged or converted by virtue of such reclassification, recapitalization, merger, consolidation, tender offer, exchange offer or other business combination. If, in the event of any reclassification, recapitalization or exchange, or any tender or exchange offer for, the outstanding shares of Common Stock, including by merger, consolidation or other business combination, as a result of which a majority of the outstanding shares of Common Stock are converted into or exchanged or purchased for either cash or securities which are not public securities, or a combination thereof, the holders of Class B Stock will be entitled to receive cash and/or securities of the type and in the proportion that such holders of Class B Stock would have received if an exchange or conversion of the Class B Stock had occurred immediately prior to the conversion, exchange or purchase of a majority of the outstanding shares of Common Stock and the holders of Class B Stock had participated as holders of Common Stock in such conversion, exchange or purchase. The amount of cash and/or securities payable upon such exchange or conversion will be calculated based upon the Fair Market Value of the Class B Stock as of the date on which the Common Stock was exchanged, converted or purchased and will be multiplied by 120%.

Definitions. For purposes of all exchanges and conversions,

•	“Average market value” of the Common Stock will be determined during a specified 20 trading day period preceding the time of the exchange or conversion.

•	“Change of control” means the occurrence of any of the following events, whether or not approved by our board of directors:

(a) (i) any person(s), excluding us and specified related entities, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of our then outstanding equity securities; or (ii) we merge with, or consolidate with, another person or dispose of all or substantially all of our assets to any person, other than, in the case of either clause (i) or (ii), any transaction where immediately after such transaction the persons that beneficially owned immediately prior to the transaction our then outstanding voting equity securities beneficially own more than 50% of the total voting power of the then outstanding voting securities of the surviving person; or

(b) during any year or any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors, together with any new directors whose election by such board of directors or whose nomination for election by our shareholders was approved by a vote of a majority of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason, other than pursuant to (x) a proposal or request that the board of directors be changed as to which the holder of the Class B Stock seeking the conversion has participated or assisted or is participating or assisting or (y) retirements in the ordinary course, to constitute a majority of the board of directors then in office.

•

“Fair Market Value” of the Class B Stock means the fair market value of all of the outstanding shares of Class B Stock as determined by appraisal by a nationally recognized actuarial or other competent firm independent of and selected by our board of directors and approved by the holders of a majority of the outstanding shares of Class B Stock. Fair Market Value will be the present value of expected future cash flows to holders of the Class B Stock, reduced by any payables to the Financial Services Businesses. Future cash flows will be projected consistent with the policy, as described in the plan of reorganization relating to the demutualization, for the board of directors of The Prudential Insurance Company of America to declare policyholder dividends based on actual experience in the Closed Block. Following the repayment in full of the IHC debt, these cash flows shall be the excess of statutory surplus applicable to the Closed Block Business over Required Surplus, as defined in the definition of “CB Distributable Cash Flow”, for each period that would be distributable as a dividend under New Jersey law if the Closed Block Business were a separate insurer. These cash flows will be discounted at an equity rate of return, to be estimated as a risk-free rate plus an equity risk premium. The risk-free rate will be an appropriate ten-year U.S. Treasury rate reported by the Federal Reserve Bank of New York. The equity risk premium will be 8 1/4% initially, declining evenly to 4% over the following 21 years and remaining constant thereafter. Fair Market Value will be determined by appraisal as of a specified date preceding the time of the exchange or conversion.

Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

A number of provisions of our amended and restated certificate of incorporation and amended and restated by-laws concern corporate governance and the rights of shareholders. Some provisions, including those granting our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms of preferred stock without shareholder approval, may be viewed as having an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers that some shareholders may consider to be in their best interests. To the extent takeover attempts are discouraged, fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited.

The amended and restated certificate of incorporation and the amended and restated by-laws have provisions that also could delay or frustrate the removal of directors from office or the taking of control by shareholders, even if that action would be beneficial to shareholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they were favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock.

The following is a summary of the material terms of these provisions of our amended and restated certificate of incorporation and amended and restated by-laws. The statements below are only a summary, and we refer you to the amended and restated certificate of incorporation and amended and restated by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. Each statement is qualified in its entirety by such reference. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Classified Board of Directors; Number of Directors; Removal; Vacancies

Our amended and restated certificate of incorporation provides that our directors will be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes serve staggered terms, so that the term of one class of directors expires each year. As a result of this provision, at least two annual meetings of shareholders may be required for shareholders to change a majority of our board of directors.

Our amended and restated by-laws provide that the board of directors consists of not less than 10 nor more than 24 members, with the exact number to be determined by the board of directors from time to time. Our shareholders can remove a director or the entire board of directors from office, but only for cause and with the affirmative vote of 80% of the votes cast by shareholders who are entitled to vote for the election of directors. However, the number of affirmative votes cast at such a meeting of shareholders must be at least 50% of the total number of issued and outstanding shares entitled to vote thereon.

Unless otherwise required by law, vacancies on the board of directors, including vacancies resulting from an increase in the number of directors or the removal of directors, may only be filled by an affirmative vote of a majority of the directors then in office or by a sole remaining director. The classification of directors, the ability of the board of directors to increase the number of directors and the inability of the shareholders to remove directors without cause or fill vacancies on the board of directors will make it more difficult to change the board of directors, and will promote the continuity of existing management.

Limitations on Call of Special Meetings of Shareholders

The amended and restated by-laws provide that special meetings of shareholders may only be called by the chairman of the board of directors, the chief executive officer, the president, or the board of directors or shareholders representing at least 25% of the shares outstanding.

Limitation on Written Consent of Shareholders

The amended and restated certificate of incorporation generally provides that action by holders of Common Stock cannot be taken by written consent without a meeting unless such written consents are signed by all shareholders entitled to vote on the action to be taken.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings

Our amended and restated by-laws establish advance notice procedures for shareholder proposals concerning nominations for election to the board of directors and new business to be brought before meetings of shareholders. These procedures require that notice of such shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, we must receive the notice at our principal executive offices not less than 120 nor more than 150 days prior to the anniversary date of the annual meeting of shareholders before the one in which the shareholder proposal is to be considered. The notice must contain information required by the amended and restated by-laws. These provisions make it procedurally more difficult for a shareholder to place a proposed nomination or new business proposal on the meeting agenda and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management.

Supermajority Voting Requirement for Certain Amendments to the By-laws and Charter

Our amended and restated certificate of incorporation and amended and restated by-laws require the approval of at least 80% of the votes cast at a meeting of shareholders to amend certain provisions of the amended and restated certificate of incorporation and amended and restated by-laws, including those described in this section, provided, that the number of votes cast at such meeting of shareholders is at least 50% of the total number of issued and outstanding shares entitled to vote thereon. This requirement exceeds the majority vote that would otherwise be required under the New Jersey Business Corporation Act. This supermajority requirement will make it more difficult for shareholders to reduce the anti-takeover effects of the amended and restated certificate of incorporation and amended and restated by-laws.

Limitation of Liability and Indemnification Matters

Amended and Restated Certificate of Incorporation. Our amended and restated certificate of incorporation states that a director will not be held personally liable to us or any of our shareholders for damages for a breach of duty as a director except for liability based upon an act or omission:

•	in breach of the director’s duty of loyalty to us or our shareholders,

•	not in good faith or involving a knowing violation of law, or

•	resulting in receipt by such director of an improper personal benefit.

This provision prevents a shareholder from pursuing an action for damages for breach of duty against one of our directors unless the shareholder can demonstrate one of these specified bases for liability. The inclusion of this provision in the amended and restated certificate of incorporation may discourage or deter shareholders or management from bringing a lawsuit against a director for a breach of his or her duties, even though an action, if successful, might otherwise benefit us and our shareholders. This provision does not affect the availability of non-monetary remedies like an injunction or rescission based upon a director’s breach of his or her duty of care.

Amended and Restated By-Laws. Our amended and restated by-laws provide that we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because such person is or was a director or officer of us, or is or was serving at our request as a director or officer, employee or agent of another entity. This indemnification covers expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnified person in connection with such action, suit or proceeding. To receive indemnification, a person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests. In the case of any criminal action or proceeding, the indemnified person also must have had no reasonable cause to believe his or her conduct was unlawful. The amended and restated by-laws limit indemnification in cases when a person has been held liable to us.

Anti-Takeover Effect of New Jersey Business Corporation Act

New Jersey Shareholders Protection Act

We are subject to the provisions of Section 14A-10A of the New Jersey Business Corporation Act, which is known as the “Shareholders Protection Act”.

Generally, the Shareholders Protection Act prohibits a publicly held New Jersey corporation with its principal executive offices or significant business operations in New Jersey, like us, from engaging in any “business combination” with any “interested stockholder” of that corporation for a period of five years following the time at which that stockholder became an “interested stockholder”. An exception applies if the business combination is approved by the board of directors before the stockholder becomes an “interested stockholder”. Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations. An “interested stockholder” is (1) any person that directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting stock of Prudential Financial; or (2) any “affiliate” or “associate” of ours that directly or indirectly beneficially owned 10% or more of the voting power of the then-outstanding stock of Prudential Financial at any time within a five-year period immediately prior to the date in question.

In addition, under the Shareholders Protection Act, we may not engage in a business combination with an interested stockholder at any time unless:

•	our board of directors approved the business combination prior to the time the stockholder became an interested stockholder;

•	the holders of two-thirds of our voting stock (which includes Common Stock and Class B Stock) not beneficially owned by the interested stockholder affirmatively vote to approve the business combination at a meeting called for that purpose; or

•	the consideration received by the non-interested stockholders in the business combination meets the standards of the statute, which is designed to ensure that all other shareholders receive at least the highest price per share paid by the interested stockholder.

A New Jersey corporation that has publicly traded voting stock may not opt out of these restrictions.

Board Consideration of Certain Factors

Under the New Jersey Business Corporation Act, in discharging their duties, our directors may consider the effects that an action taken by us may have on interests and people in addition to our shareholders, such as employees, customers and the community. The directors may also consider the long-term as well as the short-term interests of us and our shareholders, including the possibility that these interests may best be served by our continued independence.

Transfer Agent

The transfer agent and registrar for our Common Stock is EquiServe Trust Company, N.A.

DESCRIPTION OF WARRANTS WE MAY OFFER

General

We may issue warrants to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares, Common Stock, any of these securities of a third party or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been filed as an exhibit to the registration statement which contains this prospectus.

A Prospectus Supplement Will Describe the Specific Terms of Warrants

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including currency units or composite currencies, investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including currency units or composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a universal warrant. We refer to each property described above as a warrant property.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or Common Stock will not have any rights of holders of the preferred stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or Common Stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our Common Stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of Common Stock, preferred stock or depositary shares, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of our debt securities, preferred stock, Common Stock or depositary shares, or trust preferred securities or debt obligations of third parties, including U.S. treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our Common Stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our Common Stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with a public offering of units.

DESCRIPTION OF PREFERRED SECURITIES THAT THE TRUSTS MAY OFFER

The following summary outlines the material terms and provisions of the preferred securities that each trust may offer. The particular terms of any preferred securities that each trust offers and the extent, if any, to which these general terms and provisions may or may not apply to the preferred securities will be described in the applicable prospectus supplement.

Each trust will issue the preferred securities under an amended and restated declaration of trust, which we will enter into at the time of any offering of preferred securities by each trust. The amended and restated declaration of trust for each trust is subject to and governed by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”. Chase Bank USA, N.A., will act as Delaware trustee and JPMorgan Chase Bank, N.A. will act as property trustee under the declarations of trust for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will be those contained in the applicable amended and restated declarations of trust and those made part of the amended and restated declarations of trust by the Trust Indenture Act and the Delaware Statutory Trust Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the forms of amended and restated declarations of trust, which are filed as exhibits to the registration statement which contains this prospectus, the Trust Indenture Act and the Delaware Statutory Trust Act.

Terms

The amended and restated declarations of trust will provide that each trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The terms of the preferred securities, as a general matter, will mirror the terms of the senior or the subordinated debt securities that we will issue to each trust in exchange for the proceeds of the sales of the preferred and common securities, and any conversion feature applicable to the preferred securities will mirror the terms of the convertible debt securities or warrants, if any, that we will have issued to each trust. If we fail to make a payment on the senior or the subordinated debt securities, the trusts holding those debt securities will not have sufficient funds to make related payments, including cash distributions, on their preferred securities. If the preferred securities are convertible into or exchangeable for shares of our Common Stock or other securities, in the event that we fail to perform under any convertible debt securities or warrants we issue to the trusts, the trusts will be unable to distribute to the holders any of our shares of Common Stock or other securities to be distributed to the holders of the preferred securities upon their conversion.

You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

•	the distinctive designation of the preferred securities and common securities;

•	the total and per-security-liquidation amount of the preferred securities;

•	the annual distribution rate, or method of determining the rate at which each trust issuing the securities will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•	whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will accumulate;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related subordinated debt securities;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•	the amount or amounts which will be paid out of the assets of each trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of each trust;

•	any obligation of each trust to purchase or redeem preferred securities issued by it and the terms and conditions relating to any redemption obligation;

•	any voting rights of the preferred securities;

•	certain U.S. federal income tax considerations;

•	any terms and conditions upon which the debt securities held by each trust issuing the preferred securities may be distributed to holders of preferred securities;

•	if the preferred securities may be converted into or exercised or exchanged for our Common Stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of each trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of Common Stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	whether the preferred securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	any securities exchange on which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the declarations of trust or with applicable law.

We will guarantee the preferred securities to the extent described below under “Description of Trust Guarantees”. Our guarantees, when taken together with our obligations under the related debt securities and the related indenture and any warrants and related warrant agreement, and our obligations under the amended and restated declarations of trust, would provide a full, irrevocable and unconditional guarantee of amounts due on any preferred securities and the distribution of any securities to which the holders would be entitled upon conversion of the preferred securities, if the preferred securities are convertible into or exchangeable for shares of our Common Stock or other securities.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in the applicable prospectus supplement, the amended and restated declarations of trust state that each trust will be dissolved:

•	on the expiration of the term of the trust;

•	upon bankruptcy, dissolution or liquidation of us or the holder of the common securities of the trust;

•	upon our written direction to the property trustee to dissolve the trust and distribute the related debt securities directly to the holders of the preferred securities and common securities;

•	upon the redemption by the trust of all of the preferred and common securities in accordance with their terms; or

•	upon entry of a court order for the dissolution of the trust.

Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after each trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by each trust will be entitled to receive:

•	the related debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

•	if any distribution of the related debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment, and

•	if we issued warrants to the trust, a number of warrants equal to the holders’ proportionate share of total number of warrants held by the trust.

If a trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by such trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the indenture has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

The following will be events of default under each amended and restated declaration of trust:

•	an event of default under the subordinated debt indenture occurs with respect to any related series of subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

If an event of default with respect to a related series of debt securities occurs and is continuing under the related indenture, and the related indenture trustee or the holders of not less than 25% in aggregate principal amount of the related debt securities outstanding fail to declare the principal amount of all of such debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities of the trust holding the debt securities will have the right to declare such principal amount immediately due and payable by providing written notice to us, the property trustee and the indenture trustee under the related indenture.

At any time after a declaration of acceleration has been made with respect to a related series of debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related debt securities and its consequences

•	if we deposit with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related debt securities and other amounts due to the indenture trustee and the property trustee; and

•	if all existing events of default with respect to the related subordinated debt securities have been cured or waived except non-payment of principal on the related subordinated debt securities that has become due solely because of the acceleration.

The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the indenture with respect to related debt securities, other than a default in the payment of principal of, or any premium or interest on, any related debt security or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related debt security. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the amended and restated declarations of trust.

The holders of a majority in liquidation amount of the affected preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the amended and restated declarations of trust.

A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the property trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder, if we fail to pay principal and any premium or interest on the related series of debt securities when payable.

We are required to furnish annually, to the property trustee for each trust, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and the trusts are not in default under the applicable amended and restated declarations of trust or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trust

A trust may not consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described above in “—Liquidation Distribution Upon Dissolution”. A trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of the trust, consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust relating to its preferred and common securities; or

•	substitutes for the trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust;

•	the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•	the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred or common securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust; and

•	prior to the merger event, we shall provide to the trust an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust’s preferred or common securities in any material respect;

•	following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended;

•	following the merger event, the trust or the successor entity will continue to be classified as a grantor trust for United States federal tax purposes; and

•	we own, or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee.

In addition, unless all of the holders of the preferred securities approve otherwise, a trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it, if the transaction would cause such trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights, except as discussed below and under “—Amendment to the Declarations of Trust” and “Description of Trust Guarantees—Modification of the Trust Guarantees”, and as otherwise required by law.

If any proposed amendment to the amended and restated declarations of trust provides for, or the trustee of a trust otherwise proposes to effect:

•	any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the declaration of trust or otherwise; or

•	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust,

then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.

The holders of a majority in aggregate liquidation amount of the preferred securities issued by each trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the applicable declaration of trust, including the right to direct the property trustee, as holder of the debt securities and, if applicable, the warrants, to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for any related subordinated debt securities or execute any trust or power conferred on the indenture trustee with respect to the related debt securities;

•	if we issue warrants to the trust, direct the time, method and place of conducting any proceeding for any remedy available to the property trustee as the registered holder of the warrants;

•	waive certain past defaults under the indenture with respect to any related debt securities, or the warrant agreement with respect to any warrants;

•	cancel an acceleration of the maturity of the principal of any related debt securities; or

•	consent to any amendment, modification or termination of the indenture or any related debt securities or the warrant agreement or warrants where consent is required.

In addition, before taking any of the foregoing actions, we will provide to the property trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes.

The property trustee will notify all preferred securities holders of each trust of any notice of default received from the indenture trustee with respect to the debt securities held by the trust.

Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for that purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder’s registered address in accordance with the declarations of trust.

No vote or consent of the holders of the preferred securities will be required for a trust to redeem and cancel its preferred securities in accordance with its declaration of trust.

Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, or any affiliate of ours will, for purposes of any vote or consent, be treated as if they were not outstanding.

Amendment to the Declarations of Trust

Each amended and restated declaration of trust may be amended from time to time by us and the property trustee and the administrative trustees of each trust, without the consent of the holders of the preferred securities, to:

•	cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision;

•	add to the covenants, restrictions or obligations of the sponsor; or

•	modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes, to ensure that the debt securities held by the trust are treated as indebtedness for U.S. federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940, as amended;

provided, however, that, in each case, the amendment would not adversely affect in any material respect the interests of the holders of the preferred securities.

Other amendments to the amended and restated declarations of trust may be made by us and the trustees of each trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of each trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes, affect the treatment of the debt securities held by each trust as indebtedness for U.S. federal income tax purposes or affect the trust’s exemption from the Investment Company Act of 1940, as amended.

Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of each trust, the amended and restated declaration of trust may not be amended to:

•	change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date;

•	change any of the conversion or redemption provisions; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

Removal and Replacement of Trustees

Unless an event of default exists under the debt securities or, if the preferred securities are convertible and there is a separate warrant agreement, under the warrant agreement, we may remove the property trustee and the Delaware trustee at any time. If an event of default exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all the trusts’ common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the amended and restated declarations of trust.

Merger or Consolidation of Trustees

Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable declarations of trust; provided, however, that the entity shall be otherwise qualified and eligible.

Global Preferred Securities

Unless otherwise set forth in the applicable prospectus supplement, any preferred securities will be represented by fully registered global certificates issued as global preferred securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on preferred securities and other payments will be payable are discussed in more detail in the applicable prospectus supplement.

Payment and Paying Agent

Payments in respect of preferred securities that are represented by global certificates will be made in accordance with the applicable policies of The Depository Trust Company, as described in the applicable prospectus supplement. If any preferred securities are not represented by global certificates, payments will be made by check mailed to the holder entitled to them at his or her address shown on the property trustee’s records as of the close of business on the regular record date. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee.

Information Concerning the Property Trustee

For matters relating to compliance with the Trust Indenture Act, the property trustee for each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Except if an event of default exists under the amended and restated declarations of trust, the property trustee will undertake to perform only the duties specifically set forth in the declarations of trust. While such an event of default exists, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not obligated to exercise any of the powers vested in it by the amended and restated declarations of trust at the request of any holder of preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. But the holders of preferred securities will not be required to offer indemnity if the holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the declarations.

JPMorgan Chase Bank, N.A., which is the property trustee for the trusts, also serves as the senior debt indenture trustee, the subordinated debt indenture trustee and the guarantee trustee under the trust guarantee described below. We and certain of our affiliates maintain banking and other service relationships with JPMorgan Chase Bank, N.A., which are described under “Description of Debt Securities We May Offer—Our Relationship With the Trustee”.

Miscellaneous

The administrative trustees of each trust are authorized and directed to conduct the affairs of and to operate each trust in such a way that:

•	the trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes;

•	the debt securities held by the trust will be treated as indebtedness of ours for U.S. federal income tax purposes; and

•	the trust will not be deemed to be an investment company required to be registered under the Investment Company Act of 1940, as amended.

We and the trustees are authorized to take any action, so long as it is consistent with applicable law, the certificates of trust or the amended and restated declarations of trust, that we and the trustees determine to be necessary or desirable for the above purposes, as long as it does not materially and adversely affect the holders of the preferred securities.

Registered holders of the preferred securities have no preemptive or similar rights.

A trust may not, among other things, incur indebtedness or place a lien on any of its assets.

Governing Law

The amended and restated declarations of trust and the preferred securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

DESCRIPTION OF TRUST GUARANTEES

The following describes certain general terms and provisions of the trust guarantees that we will execute and deliver for the benefit of the holders from time to time of preferred securities. Each trust guarantee will be separately qualified as an indenture under the Trust Indenture Act, and JPMorgan Chase Bank, N.A. will act as indenture trustee under the trust guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each trust guarantee will be those contained in such trust guarantee and those made part of the trust guarantee by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of trust guarantee, which is filed as an exhibit to the registration statement that contains this prospectus, and the Trust Indenture Act. Each trust guarantee will be held by the guarantee trustee of each trust for the benefit of the holders of the preferred securities.

General

We will irrevocably and unconditionally agree to pay or make the following payments or distributions with respect to preferred securities, in full, to the holders of the preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that each trust may have except for the defense of payment:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so;

•

any distributions of our Common Stock or preferred stock or any other of our securities, in the event that the preferred securities may be converted into or exercised for our Common Stock or preferred stock, to the extent the conditions of such conversion or exercise have occurred or have been satisfied and the trust does not distribute such shares or other securities but has received such shares or other securities;

•	the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of related subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

•	the total liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so; and

•	the amount of assets of the trust remaining available for distribution to holders of such preferred securities in liquidation of the trust.

Our obligation to make a payment under each trust guarantee may be satisfied by our direct payment of the required amounts to the holders of preferred securities to which each trust guarantee relates or by causing the applicable trust to pay the amounts to the holders.

Modification of the Trust Guarantees; Assignment

Except with respect to any changes that do not adversely affect the rights of holders of preferred securities in any material respect, in which case no vote will be required, a trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding preferred securities to which the trust guarantee relates.

Termination

Each trust guarantee will terminate when any of the following has occurred:

•	all preferred securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the trust or both;

•	the debt securities held by the related trust have been distributed to the holders of the preferred securities; or

•	the amounts payable in accordance with the declarations of trust upon liquidation of the related trust have been paid in full.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities to which the trust guarantee relates must restore payment of any amounts paid on the preferred securities or under the related trust guarantee.

Events of Default

There will be an event of default under each trust guarantee if we fail to perform any of our payment or other obligations under that trust guarantee. However, other than with respect to a default in payment of any guarantee payment, we must have received notice of default and not have cured the default within 90 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our trust guarantees.

Each trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee. If the guarantee trustee fails to enforce the trust guarantee, any holder of preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment.

Status of the Trust Guarantees

The applicable prospectus supplement relating to the preferred securities will indicate whether each trust guarantee is our senior or subordinated obligation. If a trust guarantee is our senior obligation, it will be our general unsecured obligation and will rank equal to our other senior and unsecured obligations.

If a trust guarantee is our subordinated obligation, it will be our general unsecured obligation and will rank as follows:

•	subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture;

•	equally with our most senior preferred or preference stock currently outstanding or issued in the future, with any guarantees of other preferred securities we or our affiliates may issue and with other issues of subordinated debt securities; and

•	senior to our Common Stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to any subordination provisions and other terms of the trust guarantees relating to applicable subordination.

Information Concerning the Guarantee Trustee

The guarantee trustee, except if we default under the trust guarantees, will undertake to perform only such duties as are specifically set forth in each trust guarantee and, in case a default with respect to a trust guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by any trust guarantee at the request of any holder of the preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it may incur.

Governing Law

Each trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

Effect of Obligations Under the Debt Securities and the Trust Guarantees

As long as we may make payments of interest and any other payments when they are due on the debt securities held by a trust, those payments will be sufficient to cover distributions and any other payments due on the preferred securities issued by such trust because of the following factors:

•	the total principal amount of the debt securities held by the trust will be equal to the total stated liquidation amount of the preferred securities and common securities issued by the trust;

•	the interest rate and the interest payment dates and other payment dates on the debt securities held by the trust will match the distribution rate and distribution payment dates and other payment dates for the preferred securities and common securities issued by the trust;

•	we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trust, other than obligations under the trust securities; and

•	the declaration of trust will further provide that the trust is not authorized to engage in any activity that is not consistent with its limited purposes.

We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities to the extent a trust has funds available to pay such amounts as and to the extent set forth under this section. Taken together, our obligations under the debt securities, the related indenture, the declaration of trust and the trust guarantee will provide a full, irrevocable and unconditional guarantee of a trust’s payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a trust guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of a trust’s obligations under the preferred securities.

If and to the extent that we do not make the required payments on the debt securities, the trusts will not have sufficient funds to make its related payments, including distributions on the preferred securities. A trust guarantee will not cover any payments when a trust does not have sufficient funds available to make those payments. Your remedy, as a holder of preferred securities, is to institute a direct action against us.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We and the trusts may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities or preferred securities of the trusts through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Wachovia Securities LLC is an affiliate of Prudential Financial within the meaning of Rule 2720(b)(1) of the Conduct Rules of the National Association of Securities Dealers, Inc., or NASD, and may act as an underwriter or agent in connection with the offer and sale of securities offered by us or a trust, pursuant to this prospectus. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when an NASD member, such as Wachovia Securities LLC, distributes an affiliated company’s securities. Wachovia Securities

LLC has advised Prudential Financial that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720. Wachovia Securities LLC will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer. Under the current guidelines of the NASD, the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

In some cases, we and any trust may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. In addition, we, either of the trusts named above or any of their or our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices.

The securities, including securities issued or to be issued by us or the trusts or securities borrowed from third parties in connection with arrangements under which we or the trusts agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we and any trust distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire securities of us or the trusts to be issued on a delayed or contingent basis.

We and the trusts may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We and the trusts may also designate agents from time to time to solicit offers to purchase securities from the public on our or the trusts’ behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the trusts may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or the trusts or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the trusts, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

We or the trusts may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the trusts or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the trusts in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the Common Stock. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We and the trusts may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we and the trusts will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We and the trusts may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and any trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we or the trusts agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or solicit an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us or the trusts, or be customers of ours or the trusts, in the ordinary course of business.

Remarketing Transactions and Other Resales

We, the trusts or any of their or our respective affiliates may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we or the trusts may resell a security acquired from other holders, after the original offering and sale of the security. Resales may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates or affiliates of either of the trusts may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. Our affiliates and affiliates of any of the trusts may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities, which are not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in remarketing transactions or other resales. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for Prudential Financial by corporate counsel for Prudential Financial, who may be any of John M. Liftin, Esq., Susan L. Blount, Esq., Brian J. Morris, Esq. or Stephen W. Gauster, Esq., and for the underwriters, dealers or agents by Cleary Gottlieb Steen & Hamilton LLP. Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the trusts and its preferred securities will be passed upon for the trusts and us by Richards, Layton & Finger, P.A. Richards, Layton & Finger, P.A. may rely as to matters of New York law upon the opinion of our corporate counsel. Our corporate counsel may rely as to matters of New Jersey law upon the opinion of Susan L. Blount, Esq., our Chief Investment Counsel, and, as to matters of Delaware law, upon the opinion of Richards, Layton & Finger, P.A. As of the date of this prospectus, each such corporate counsel for Prudential Financial owned less than 1% of the Common Stock of Prudential Financial. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

$2,000,000,000

Prudential Financial Retail Medium-Term Notes

Prospectus Supplement

April 29, 2005

Prudential Financial

Growing and Protecting Your Wealth®